Exhibit 10.1

Execution Version

First Amendment to Amended and Restated Loan and Security Agreement

December 9, 2022

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
DE_Custom_Business
Attention: Nicholas Rapak
Email: de_custom_business@jpmorgan.com

brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Email: NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: Nicholas Rapak

cc:	U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral
Administrator
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Global Corporate Trust – FBLC 57TH Street Funding LLC
Email: BDCABostonCustody@usbank.com, with a copy to Stanley.Wong@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of April 12, 2021 (as amended or modified from time to time, the "Agreement"), among FBLC 57th STREET FUNDING LLC (formerly known as BDCA 57th Street Funding, LLC) (the "Company"), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as lender (in such capacity, the "Lender") and administrative agent (in such capacity, the "Administrative Agent"), U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral agent (in such capacity, the "Collateral Agent") and collateral administrator (in such capacity, the "Collateral Administrator"); U.S. BANK NATIONAL ASSOCIATION, as securities intermediary (in such capacity, the "Securities Intermediary") and FRANKLIN BSP LENDING CORPORATION (formerly known as Business Development Corporation of America), as portfolio manager (the "Portfolio Manager"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

(A)          Amendment to the Agreement

The Loan Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes a conformed copy of the Agreement.

(B)          The effectiveness of this First Amendment to the Agreement shall be subject to receipt by the Administrative Agent of (i) an upfront fee in an aggregate amount specified in the First Amendment Effective Date Letter, dated as of the date hereof, by and between the Company and the Administrative Agent (once paid, such fees or any part thereof shall not be refundable under any circumstances) and (ii) an opinion of counsel for the Company and the Portfolio Manager with respect to the enforceability of this First Amendment to the Agreement in form and substance reasonably satisfactory to the Administrative Agent.

(C)          Except as expressly set forth herein, the Administrative Agent (in its own capacity and in its capacity as agent of the Lenders) reserves all of its rights, privileges, powers and remedies under the Agreement and the other Loan Documents, as well as under applicable law (whether determined at law or in equity). Except as specifically provided herein, the Agreement shall remain in full force and effect and the execution of this First Amendment to the Agreement shall not operate as a waiver of any violation of, or any right, privilege, power or remedy of any party under, the Agreement or any other Loan Document; all such rights, privileges, powers and remedies are expressly reserved. The Administrative Agent's or any Lender's exercise or failure to exercise any rights, privileges, powers and remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, privileges, powers and/or remedies in any other instance or instances.

(D)          THIS FIRST AMENDMENT TO THE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(E)           This First Amendment to the Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(F)           (i) Each of the Portfolio Manager and the Company hereby certifies (solely as to itself) that all of its representations and warranties set forth in Section 6.01 of the Agreement are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, are true and correct), in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, were true and correct) as of such earlier date and (ii) the Company hereby certifies that, as of the date hereof, no Default, Event of Default or Market Value Event has occurred and the Borrowing Base Test is satisfied.

(G)          The Company hereby reaffirms the grant of Liens to secure the Secured Obligations and acknowledges that the liens securing the Secured Obligations will remain in full force and effect after giving effect to this First Amendment to the Agreement.

(H)          The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment. By their signatures hereto, each of the parties acknowledges the assignment by U.S. Bank National Association of its rights, interests and obligations as Collateral Agent and Collateral Administrator under the Loan Documents to U.S. Bank Trust Company, National Association.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Very truly yours,

FBLC 57TH STREET FUNDING LLC, as Company

By
Name:	Nina Kang Baryski
Title:	Chief Financial Officer

Signature Page to First Amendment to the Agreement

FRANKLIN BSP LENDING CORPORATION, as Portfolio Manager

By
Name:	Nina Kang Baryski
Title:	Chief Financial Officer

Signature Page to First Amendment to the Agreement

The Administrative Agent and the Lender agree to the modifications of the Agreement set forth in this First Amendment to the Agreement above upon satisfaction of the conditions precedent specified above.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:	James Greenfield
Title:	Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:
Name:	James Greenfield
Title:	Executive Director

Signature Page to First Amendment to the Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:	Stanley Wong
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name:	Stanley Wong
Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name:	Stanley Wong
Title:	Vice President

Signature Page to First Amendment to the Agreement

Exhibit A

Conformed Loan Agreement

Signature Page to First Amendment to the Agreement

Execution Version

Conformed through the First Amendment to the Amended and Restated Loan and Security Agreement
dated as of December 9, 2022

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

dated as of

April 12, 2021

among

FBLC~~BDCA~~ 57th STREET FUNDING LLC

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

FRANKLIN BSP LENDING~~BUSINESS DEVELOPMENT~~ CORPORATION ~~OF AMERICA~~,
as Portfolio Manager

Table of Contents

Page
ARTICLE I
THE PORTFOLIO INVESTMENTS

Section 1.01.	Purchases of Portfolio Investments	27~~- 20 -~~
Section 1.02.	Procedures for Purchases and Related Advances	27~~- 20 -~~
Section 1.03.	Conditions to Purchases	28~~- 21 -~~
Section 1.04.	Sales of Portfolio Investments	28~~- 21 -~~
Section 1.05.	Certain Assumptions relating to Portfolio Investments	31~~- 23 -~~

ARTICLE II
THE ADVANCES

Section 2.01.	Financing Commitments	31~~- 24 -~~
Section 2.02.	[Reserved]	31~~- 24 -~~
Section 2.03.	Advances; Use of Proceeds	31~~- 24 -~~
Section 2.04.	Conditions to Amended and Restated Effective Date	32~~- 25 -~~
Section 2.05.	Conditions to Advances	33~~- 26 -~~
Section 2.06.	Commitment Increase Option	34~~- 27 -~~

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

Section 3.01.	The Advances	35~~- 28 -~~
Section 3.02.	[Reserved]	39~~- 31 -~~
Section 3.03.	Taxes	39~~- 31 -~~

ARTICLE IV
COLLECTIONS AND PAYMENTS

Section 4.01.	Interest Proceeds	43~~- 35 -~~
Section 4.02.	Principal Proceeds	43~~- 35 -~~
Section 4.03.	Principal and Interest Payments; Prepayments; Commitment Fee	44~~- 36 -~~
Section 4.04.	MV Cure Account	45~~- 37 -~~
Section 4.05.	Priority of Payments	46~~- 38 -~~
Section 4.06.	Payments Generally	47~~- 38 -~~
Section 4.07.	Termination or Reduction of Financing Commitments	47~~- 39 -~~

ARTICLE V
THE PORTFOLIO MANAGER

Section 5.01.	Appointment and Duties of the Portfolio Manager	48~~- 39 -~~
Section 5.02.	Portfolio Manager Representations as to Eligibility Criteria; Etc.	48~~- 40 -~~
Section 5.03.	Indemnification	48~~- 40 -~~

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.01.	Representations and Warranties	48~~- 40 -~~
Section 6.02.	Covenants of the Company and the Portfolio Manager	52~~- 43 -~~

Section 6.03.	Amendments of Portfolio Investments, Etc.	58~~- 50 -~~
ARTICLE VII
EVENTS OF DEFAULT

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

Section 8.01.	The Collateral Accounts; Agreement as to Control	61~~- 53 -~~
Section 8.02.	Collateral Security; Pledge; Delivery	62~~- 54 -~~

ARTICLE IX
THE AGENTS

Section 9.01.	Appointment of Administrative Agent and Collateral Agent	65~~- 56 -~~
Section 9.02.	Additional Provisions Relating to the Collateral Agent and the
	Collateral Administrator	69~~- 61 -~~

ARTICLE X
MISCELLANEOUS

Section 10.01.	Non-Petition; Limited Recourse	71~~- 63 -~~
Section 10.02.	Notices	72~~- 64 -~~
Section 10.03.	No Waiver	72~~- 64 -~~
Section 10.04.	Expenses; Indemnity; Damage Waiver; Right of Setoff	72~~- 64 -~~
Section 10.05.	Amendments	74~~- 65 -~~
Section 10.06.	Successors; Assignments	74~~- 66 -~~
Section 10.07.	Governing Law; Submission to Jurisdiction; Etc.	76~~- 67 -~~
Section 10.08.	Interest Rate Limitation	76~~- 68 -~~
Section 10.09.	PATRIOT Act	76~~- 68 -~~
Section 10.10.	Counterparts	77~~- 68 -~~
Section 10.11.	Headings	77~~- 69 -~~
Section 10.12.	Confidentiality	77~~- 69 -~~
Section 10.13.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	78~~- 69 -~~

Schedules

Schedule 1      Transaction Schedule

Schedule 2      Contents of Notice of Acquisition

Schedule 3      Eligibility Criteria

Schedule 4      Concentration Limitations

Schedule 5      Initial Portfolio Investments

Schedule 6      Moody's Industry Classifications

Schedule 7      Ineligible Persons

Exhibits

Exhibit A      Form of Request for Advance

~~Interest Rates; LIBOR Notification~~

~~The interest rate on an Advance may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administrator (together with any successor to the ICE Benchmark Administrator, the "IBA") for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Advances. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, Section 3.01(h) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 3.01(h)(iv), of any change to the reference rate upon which the interest rate on Advances is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not, except for its own actions under this Agreement, have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBO Rate" or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (1) any such alternative, successor or replacement rate implemented pursuant to Section 3.01(h)(ii), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (2) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 3.01(h)(iii), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBO Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.~~

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of April 12, 2021 (this "Agreement") among FBLC~~BDCA~~ 57th STREET FUNDING LLC (formerly known as BDCA 57th Street Funding, LLC), as borrower (the "Company"); ~~BUSINESS DEVELOPMENT~~ FRANKLIN BSP LENDING CORPORATION ~~OF AMERICA~~ (formerly known as Business Development Corporation of America), as portfolio manager (in such capacity, the "Portfolio Manager"); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), in its capacities as collateral agent (in such capacity, the "Collateral Agent")~~,~~ and collateral administrator (in such capacity, the "Collateral Administrator"); U.S. BANK NATIONAL ASSOCIATION, in its capacity as ~~and~~ securities intermediary (in such capacity, the "Securities Intermediary"); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

Pursuant to Section 10.05, the parties to the Loan and Security Agreement, dated the Original Effective Date (the "Original Agreement"), hereby agree to amend and restate the Original Agreement and the Original Agreement is hereby amended and restated as set forth in this Agreement.

The Portfolio Manager and the Company wish for the Company to acquire and finance certain loans and other corporate debt securities (the "Portfolio Investments"), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company entered into a Master Participation Agreement, dated as of August 28, 2020 (the "Participation Agreement") by and between the Company and BDCA Funding I, LLC (in such capacity, the "MPA Seller"), pursuant to which the Company shall acquire Portfolio Investments on the Original Effective Date.

Furthermore, the Company entered into a Sale and Contribution Agreement, dated as of August 28, 2020 (the "Sale Agreement") by and between the Company and the Parent (in such capacity, the "Seller"), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Parent.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association ("JPMCB") and its respective successors and permitted assigns (together with JPMCB, the "Lenders") have agreed to make advances to the Company ("Advances") hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the "Transaction Schedule").

Accordingly, the parties hereto agree as follows:

Certain Defined Terms

"Account Control Agreement" means the Securities Account Control Agreement, dated as of August 28, 2020, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

"Additional Distribution Date" has the meaning set forth in Section 4.05.

"Adjusted Applicable Margin" means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

"Administrative Agent" has the meaning set forth in the introductory section of this Agreement.

"Advances" has the meaning set forth in the introductory section of this Agreement.

"Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company's or the Portfolio Manager's knowledge, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

"Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but which shall not include the obligors under any Portfolio Investment or any Portfolio Company of the Portfolio Manager. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"Agent" has the meaning set forth in Section 9.01.

"Agent Business Day" means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Boston, Massachusetts).

"Agreement" has the meaning set forth in the introductory paragraph hereto. "Agreement Party" has the meaning set forth in Article VII.

"Amended and Restated Effective Date" has the meaning set forth in Section 2.04. "Amendment" has the meaning set forth in Section 6.03.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

"Applicable Law" means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. In the event that the Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

~~"Benchmark Replacement" means the sum of: (a) the alternate benchmark rate (which, may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for syndicated credit facilities denominated in U.S. dollars and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administration Agent in its sole discretion.~~

~~"Benchmark Replacement Adjustment" means the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in U.S. dollars at such time. For the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin.~~

~~"Benchmark Replacement Conforming Changes" means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Calculation Period," timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).~~

~~"Benchmark Replacement Date" means the earlier to occur of the following events with respect to the LIBO Rate:~~

~~(1)            in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate: or~~

~~(2)            in the case of clause (3) of the definition of "Benchmark Transition Event," the date of the public statement or publication of information referenced therein. "Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the LIBO Rate:~~

~~(1)            a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;~~

~~(2)            a public statement or publication of information by the regulatory supervisor for the administrator the LIBO Rate, the Federal Reserve System of the United States of America, an insolvency official with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, in each case which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; and/or~~

~~(3)            a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.~~

~~"Benchmark Transition Start Date" means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~

~~"Benchmark Unavailability Period" means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.01(h) and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.01(h).~~

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrowing Base Test" means a test that will be satisfied on any date of determination if the following is true:

Where:

AR = 60%.

"Business Day" means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located~~; provided that, with respect to any LIBO Rate related provisions herein, "Business Day" shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England~~.

"Calculation Period" means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

"Calculation Period Start Date" means the first calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in October 2020.

"Cash Equivalents" means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least "A-1" from S&P or at least "P-1" from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody's. Subject to the foregoing, Cash Equivalents may include investments in which the Collateral Agent or its Affiliates provide services and receive compensation.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

"Change of Control" means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company, (B) BDCA Adviser, LLC or its Affiliates shall cease to be the investment advisor of the Parent or (C) Benefit Street Partners L.L.C. or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of BDCA Adviser, LLC or to direct the management policies and decisions of BDCA Adviser, LLC or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of BDCA Adviser, LLC.

"Charges" has the meaning set forth in Section 10.08.

"CME Term SOFR Administrator" means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" has the meaning set forth in Section 8.02(a).

"Collateral Accounts" has the meaning set forth in Section 8.01(a).

"Collateral Administrator" has the meaning set forth in the introductory section of this Agreement.

"Collateral Agent" has the meaning set forth in the introductory section of this Agreement.

"Collateral Principal Amount" means on any date of determination (A) the aggregate principal balance of the Portfolio, excluding the unfunded balance on any Delayed Funding Term Loan, as of such date plus (B) the amounts on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds as of such date and the amounts on deposit in the Unfunded Exposure Account (including cash and Eligible Investments) as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

"Collection Account" means the Interest Collection Account and the Principal Collection Account, collectively.

"Commitment Increase Date" means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) a Commitment Increase Request.

"Commitment Increase Request" means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.06.

"Company" has the meaning set forth in the introductory section of this Agreement.

~~"Compounded SOFR" means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Calculation Period) being established by the Administrative Agent in accordance with:~~

~~(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; or~~

~~(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for syndicated credit facilities denominated in U.S. dollars at such time;~~

~~provided that, if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of "Benchmark Replacement".~~

"Concentration Limitation Excess" means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan, the Portfolio Manager shall select any term Portfolio Investment from the same obligor and/or any funded portion of the aggregate commitment amount of such Delayed Funding Term Loan before selecting any unfunded portion of such aggregate commitment amount; provided further that if the Portfolio Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

"Concentration Limitations" has the meaning set forth in Schedule 4.

~~"Corresponding Tenor" means with respect to a Benchmark Replacement a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Calculation Period with respect to the LIBO Rate.~~

"Custodial Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Default" has the meaning set forth in Section 1.03.

"Delayed Funding Term Loan" means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the underlying instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the obligor thereon expire or are terminated or reduced to zero.

"Deliver" (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1)            except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Account Control Agreement, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2)            in the case of each general intangible, by notifying the obligor thereunder of the security interest of the Collateral Agent (except to the extent that the requirement for consent by any person to the pledge hereunder or transfer thereof to the Collateral Agent or the Administrative Agent is rendered ineffective under Section 9-406 of the UCC, no such requirement for consent exists in the underlying documents or such consent has otherwise been obtained);

(3)            in the case of Portfolio Investments consisting of money or instruments (the "Possessory Collateral") that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in the State of New York, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in the State of New York;

(4)            in the case of any account which constitutes a "deposit account" under Article 9 of the UCC, by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent;

(5)            in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Delaware Secretary of State; and

(6)            in all cases by otherwise ensuring that all steps, if any, required under applicable Law or reasonably requested by the Administrative Agent to ensure that this Agreement creates a valid, first priority Lien (subject only to Permitted Liens) on such Collateral in favor of the Collateral Agent, shall have been taken, and that such Lien shall have been perfected by filing and, to the extent applicable, possession or control.

"Designated Email Notification Address" means m.frick@benefitstreetpartners.com; provided that, so long as no Event of Default shall have occurred and be continuing and no Market Value Event shall have occurred, the Company may, upon at least five (5) Business Days' (or such shorter period as the Administrative Agent shall agree in its sole discretion) written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address as the Designated Email Notification Address.

"Designated Independent Dealer" means J.P. Morgan Securities LLC; provided that, so long as no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, the Portfolio Manager may, upon at least five (5) Business Days' (or such shorter period as the Administrative Agent shall agree in its sole discretion) written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate another Independent Dealer as the Designated Independent Dealer.

~~"Early Opt-in Election" means the occurrence of:~~

~~(1)            (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that syndicated credit facilities denominated in U.S. dollars being executed at such time, or that include language similar to that contained in Section 3.01(h) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and~~

~~(2)            (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~

"Effective Date Letter" means the letter agreement, dated as of the Original Effective Date, by and between the Company and the Administrative Agent.

"Eligibility Criteria" has the meaning set forth in Section 1.03.

"Eligible Investments" has the meaning set forth in Section 4.01.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

"ERISA Event" means that (1) any of the Company or the Parent has underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules or (2) any of the Company, the Parent or any ERISA Affiliate sponsors, maintains, contributes to, is required to contribute to or has any material liability with respect to any Plan.

"Event of Default" has the meaning set forth in Article VII.

"Excess Funded Amount" has the meaning set forth in Section 4.03(c)(ii).

"Excess Interest Proceeds" means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.05(a) and (b) on the next Interest Payment Date, the next Additional Distribution Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner and verified by the Administrative Agent.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Secured Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender that are or would be required to be withheld pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Financing Commitment or Advance or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party's failure to comply with Section 3.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Extension Option" means an option that may be exercised by the Administrative Agent in its sole discretion on or after May 28, ~~2023~~ 2024 (but prior to the Scheduled Termination Date set forth on the Transaction Schedule on the Original Effective Date) to extend the Scheduled Termination Date to August 28, ~~2024~~2025.

"FATCA" means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and intergovernmental agreements thereunder, similar or related non-U.S. law that corresponds to Sections 1471 to 1474 of the Code, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

"Federal Funds Effective Rate" means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

"Federal Reserve Bank of New York's Website" means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

"Financing Commitment" means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender's name on the Transaction Schedule.

"First Amendment Effective Date" means December 9, 2022.

"First Amendment Effective Date Letter" means the letter agreement, dated as of the First Amendment Effective Date, by and between the Company and the Administrative Agent.

"First Commitment Increase Date" means January 21, 2021.

"Foreign Lender" means a Lender that is not a U.S. Person.

"Foreign Subsidiary" means (i) any Subsidiary that is not incorporated or organized under the laws of a State within the United States of America or the District of Columbia, and that is a "controlled foreign corporation" within the meaning of Section 957 of the Code with respect to which a Company is a "US Shareholder" within the meaning of Section 951(b) of the Code, or (ii) any Subsidiary that is a disregarded entity for U.S. federal income tax purposes and which assets are all or substantially all stock or stock equivalents of, or debt interests in, one or more Subsidiaries described in clause (i) above.

"GAAP" means generally accepted accounting principles in the effect from time to time in the United States, as applied from time to time by the Company.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Indebtedness" as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument (but only to the extent such amounts have been drawn and not reimbursed); (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, capital lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as surety. Notwithstanding the foregoing, "Indebtedness" shall not include a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement.

"Indemnified Person" has the meaning specified in Section 5.03.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

"Indemnitee" has the meaning set forth in Section 10.04(b).

"Independent Dealer" means any of the following (as such list may be revised from time to time by mutual agreement of the Company and the Administrative Agent): Bank of America/Merrill Lynch, Barclays Bank, BNP Paribas, Citibank, Credit Suisse, Deutsche Bank, Goldman Sachs, Morgan Stanley, UBS and any Affiliate of any of the foregoing, but in no event including the Company or any Affiliate of the Company.

"Ineligible Investment" means any Portfolio Investment that fails, at any time, to satisfy the Eligibility Criteria; provided that with respect to any Portfolio Investment for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 3, the Eligibility Criteria in respect of such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an "Ineligible Investment" by reason of its failure to meet such waived criteria; provided further that any Portfolio Investment (other than an Initial Portfolio Investment) which has not been approved by the Administrative Agent pursuant to Section 1.02 on or prior to its Trade Date will be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved; provided further that any Participation Interest that has not been elevated to an absolute assignment on or prior to the 30th calendar day (or such later date as the Administrative Agent may agree in its sole discretion) following the Original Effective Date shall constitute an Ineligible Investment until the date on which such elevation has occurred.

"Ineligible Person" means any Person listed in Schedule 7.

"Information" means all information received from the Company or the Portfolio Manager relating to the Company or its business or any obligor in respect of any Portfolio Investment.

"Initial Portfolio Investments" means the Portfolio Investments listed in Schedule 5.

"Interest Collection Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Interest Proceeds and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Interest Payment Date" has the meaning set forth in Section 4.03(b).

"Interest Proceeds" means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

"Investment" means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

"IRS" means the United States Internal Revenue Service.

"JPMCB" has the meaning set forth in the introductory section of this Agreement.

"Lender Participant" has the meaning set forth in Section 10.06(c).

"Lenders" has the meaning set forth in the introductory section of this Agreement.

"Liabilities" has the meaning set forth in Section 5.03.

~~"LIBO Rate" means, for each Calculation Period relating to an Advance, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period; provided that if the LIBO Screen Rate shall not be available at such time then the LIBO Rate for such Calculation Period shall be the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period available that is shorter than three months and (b) the LIBO Screen Rate for the shortest period available that is longer than three months, in each case, at such time.~~

~~"LIBO Screen Rate" means, for each Calculation Period relating to an Advance, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal to three months as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.~~

"Lien" means any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

"Liquid Portfolio Investment" means any Portfolio Investment other than a Mezzanine Obligation that, on the applicable date of determination (i) in the case of a Loan, has at least two bids available through LoanX/Markit Group Limited or (ii) in the case of a bond, has traded volume through TRACE of at least $2,000,000 during the thirty day period immediately preceding such date of determination.

"Loan" means any obligation for the payment or repayment of borrowed money that is documented by a term and/or revolving loan agreement or other similar credit agreement.

"Loan Documents" means this Agreement, the Participation Agreement, the Sale Agreement, the Effective Date Letter, the Account Control Agreement, the Portfolio Management Agreement (including any amendments or supplements thereto or modifications or waivers thereof) and any certifications (including in any Notice of Acquisition), requests (including Commitment Increase Requests and Requests for Advance) or similar documents delivered in accordance herewith or therewith.

"Margin Stock" has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

"Market Value" means, on any date of determination (i) with respect to any Liquid Portfolio Investment, the average indicative bid-side price (expressed as a percentage) determined by LoanX/Markit Group Limited or TRACE (or, if the Administrative Agent determines in its sole discretion that such bid price is not available or is not indicative of the actual current market value, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain Portfolio Investments as set forth below; provided that the Portfolio Manager provides the executable bid or valuation set forth below no later than 12:00 p.m. New York City time on the second Business Day following the related date of determination; provided, further, that with respect to each Portfolio Investment, the Portfolio Manager may not initiate a dispute of the Market Value thereof until the earlier of (x) the date that is six (6) months following the Trade Date of such Portfolio Investment and (y) the date on which the Administrative Agent provides a Market Value with respect to such Portfolio Investment that is at least 5% lower than the Market Value of such Portfolio Investment on the Trade Date of such Portfolio Investment.

If the Portfolio Manager disputes the determination of Market Value with respect to any Portfolio Investment: (i) with respect to any Liquid Portfolio Investment, the Portfolio Manager may, at the expense of the Company, obtain a written executable bid from an Independent Dealer for the full principal amount of such Portfolio Investment and submit evidence of such bid to the Administrative Agent; provided that the Administrative Agent has the ability to execute any such bid by selling any portion of such Liquid Portfolio Investment held by the Administrative Agent or any of its Affiliates for its own account directly to any such Independent Dealer (or indirectly through a broker or other intermediary reasonably acceptable to the Administrative Agent) at the time such bid is delivered to the Administrative Agent by the Portfolio Manager and (ii) with respect to any other Portfolio Investment, the Portfolio Manager may, with respect to up to three such Portfolio Investments in each calendar quarter, engage a Nationally Recognized Valuation Provider, at the expense of the Company, to provide a valuation of the applicable Portfolio Investments and submit evidence of such valuation to the Administrative Agent; provided that if the Company engages a Nationally Recognized Valuation Provider that provides a range of valuations, then the valuation for the purposes of this clause (ii) shall be equal to the mean of the highest and lowest valuations of such range.

The market value of any Portfolio Investment determined in accordance with the immediately preceding paragraph will be the Market Value for the applicable Portfolio Investment from and after the Business Day following receipt of notice of such executable bid or valuation by the Administrative Agent unless and until the Administrative Agent has made a good faith and commercially reasonable determination that the Market Value of such Portfolio Investment has changed, in which case the Administrative Agent may determine another Market Value (in accordance with the definition of Market Value).

Notwithstanding anything to the contrary herein, (A) the Market Value for any Portfolio Investment shall not be greater than the par amount thereof, (B) the Market Value of any Ineligible Investment shall be deemed to be zero, (C) the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Portfolio Manager from any Independent Dealer if, in the Administrative Agent's good faith judgment: (i) such Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investment or portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for such Portfolio Investment, as reasonably determined by the Administrative Agent; or (ii) such firm bid or such firm offer is not bona fide, including due to the insolvency of the Independent Broker-Dealer and (D) no valuation provided by a Nationally Recognized Valuation Provider shall be effective unless it is in form and substance reasonably acceptable to the Administrative Agent and takes into account factors commonly used by market participants in conducting valuation processes, including without limitation (i) industry and comparable company analysis, (ii) market yield assumptions, (iii) credit fundamentals, cyclical nature, and outlook of the business of the Portfolio Investment's obligor; and (iv) historical material debt-financed acquisitions consummated by the Portfolio Investment's obligor.

The Administrative Agent shall notify the Company, the Portfolio Manager and the Collateral Administrator in writing of the then-current Market Value of each Portfolio Investment in the Portfolio on a monthly basis or upon the reasonable request of the Portfolio Manager (but no more frequently than 3 requests per calendar month). Any notification from the Administrative Agent to the Company that a Market Value Trigger Event has occurred and is continuing shall be accompanied by a written statement showing the then-current Market Value of each Portfolio Investment.

"Market Value Cure" means, on any date of determination, (i) with the consent of the Administrative Agent, the contribution by the Parent of additional Portfolio Investments to the Company and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution by the Parent of cash to the Company and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof (which amounts shall be deposited in the MV Cure Account), (iii) the sale by the Company of one or more Portfolio Investments in accordance with the requirements of this Agreement, (iv) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon) or (v) any combination of the foregoing clauses (i), (ii), (iii) and (iv), in each case during the Market Value Cure Period, at the option of the Portfolio Manager, and in an amount such that immediately after giving effect to all such actions the Net Advances are less than the product of (a) the Net Asset Value and (b) the Market Value Cure Level; provided that, any Portfolio Investment contributed to the Company in connection with the foregoing must meet all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and the Concentration Limitations shall be satisfied after such contribution. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been contributed to the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment to the Company and, in the reasonable judgment of the Portfolio Manager, such assignment will settle, in the case of a Loan, within fifteen (15) Business Days thereof and, in the case of any other Portfolio Investment, within three (3) Business Days thereof. The Portfolio Manager shall use its commercially reasonable efforts to effect any such assignment within such time period.

"Market Value Cure Failure" means the failure by the Company to effect a Market Value Cure as set forth in the definition of such term.

"Market Value Cure Level" has the meaning set forth in the Transaction Schedule.

"Market Value Cure Period" means the period commencing on the Business Day on which the Portfolio Manager receives notice from the Administrative Agent (which if received after 2:00 p.m., New York City time, on any Business Day, shall be deemed to have been received on the next succeeding Business Day) of the occurrence of a Market Value Trigger Event and ending at the close of business in New York two (2) Business Days thereafter.

"Market Value Event" means (A) the occurrence of both of the following events (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within (i) in the case of a Loan, fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (ii) in the case of any other Portfolio Investment, three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof.

"Market Value Trigger" has the meaning set forth in the Transaction Schedule.

"Market Value Trigger Event" means an event that shall have occurred if the Administrative Agent has determined and notified the Portfolio Manager in writing as of any date that the Net Advances exceed the product of (a) the Net Asset Value and (b) the Market Value Trigger.

"Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company or the Portfolio Manager, (b) the ability of the Company, the Seller, the MPA Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

"Material Amendment" means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

"Maturity Date" means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

"Maximum Rate" has the meaning set forth in Section 10.08.

"Mezzanine Obligation" means a Portfolio Investment which is not a Senior Secured Loan, a Second Lien Loan or other senior secured corporate debt security.

"Minimum Funding Amount" means, on any date of determination, the amount set forth in the table below; provided that, on and after any Commitment Increase Date, the Minimum Funding Amount shall be the amount set forth in the last row below plus 80% of the increase in the Financing Commitment resulting from the Commitment Increase Request and any prior Commitment Increase Request:

Period Start Date	Period End Date	Minimum Funding Amount (U.S.$)
Effective Date	January 20, 2021	240,000,000
First Commitment Increase Date	February 20, 2021	266,400,000
February 21, 2021	March 20, 2021	292,800,000
March 21, 2021	April 12, 2021	320,000,000
April 13, 2021	June 12, 2021	140,000,000
June 13, 2021	July 12, 2021	180,000,000
July 13, 2021	August 12, 2021	220,000,000
August 13, 2021	September 12, 2021	260,000,000
September 13, 2021	October 12, 2021	300,000,000
October 13, 2021	To and including the last day of the Reinvestment Period	320,000,000

"MPA Seller" has the meaning set forth in the introductory section of this Agreement.

"MV Cure Account" means the account established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Nationally Recognized Valuation Provider" means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation and (iii) Alvarez & Marsal; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent from time to time by notice thereof to the Company and the Portfolio Manager; provided, further, that the Administrative Agent may remove any provider from this definition by written notice to the Company and the Portfolio Manager so long as, after giving effect to such removal, there are at least three providers designated pursuant to this definition.

"Net Advances" means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds (other than Principal Proceeds that have been identified for use to settle outstanding Purchase Commitments which have traded but not settled).

"Net Asset Value" means, on any date of determination, the sum of (A) the sum of the product for each Portfolio Investment, other than, for any Loan, the unfunded commitment amount of a Delayed Funding Term Loan of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount of such Portfolio Investment plus (B) the amounts then on deposit in the Unfunded Exposure Account (including cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled (x) in the case of a Loan, within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (y) in the case of any other Portfolio Investment, within three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof and (3) any Ineligible Investments will, in each case, be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes. In addition, any Portfolio Investment in respect of which the requirements of Section 6.02(ll)(x) have not been satisfied will be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes until such time (if any) as such requirements are satisfied.

"Non-Call Period" means, except as otherwise expressly set forth in the First Amendment Effective Date Letter, the period beginning on, and including, the Original Effective Date and ending on, but excluding the earlier of (a) the date of a Non-Call Termination Event and (b) June 7~~August 28~~, ~~2021~~2023.

"Non-Call Termination Event" means the termination of the Non-Call Period by the Company upon at least five (5) Business Days' prior written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent following the occurrence of either of the following events: (a) the Lenders default in their funding obligations hereunder and such default continues for ten (10) Business Days or (b) JPMorgan Chase Bank, National Association ceases to act as Administrative Agent.

"Notice of Acquisition" has the meaning set forth in Section 1.02(a).

"NYFRB" means the Federal Reserve Bank of New York.

"Original Effective Date" means August 28, 2020.

"Other Connection Taxes" means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising solely from (and that would not have existed but for) such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of the Company or other transfer and (ii) for the avoidance of doubt, any Excluded Taxes.

"Parent" means Franklin BSP Lending Corporation (formerly known as Business Development Corporation of America).

"Participant Register" has the meaning specified in Section 10.06(d).

"Participation Interest" means a participation interest in a Loan.

"PATRIOT Act" has the meaning set forth in Section 2.04(f).

"Permitted Distribution" means, on any Business Day, distributions of Interest Proceeds or Principal Proceeds (at the discretion of the Company) to the Parent (or other permitted equity holders of the Company) or to the Portfolio Manager in respect of accrued management fees or expenses in accordance with the Portfolio Management Agreement; provided that amounts may be distributed pursuant to this definition (a) in the case of Interest Proceeds, only to the extent of available Excess Interest Proceeds and (b) in the case of Principal Proceeds, only prior to the last day of the Reinvestment Period and, in each case, only so long as (i) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (ii) no Market Value Event shall have occurred (or would occur after giving effect to such Permitted Distribution), (iii) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (iv) the Company gives at least two (2) Business Days' prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (v) not more than three Permitted Distributions are made in any single Calculation Period and (vi) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted Distribution set forth herein are satisfied. Nothing in this definition shall limit the right or ability of the Company to make a Permitted RIC Distribution at any time.

"Permitted Lien" means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves, if necessary, in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as materialmen's, warehousemen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith, (c) Liens granted pursuant to or by the Loan Documents, (d) judgement Liens not constituting an Event of Default hereunder and (e) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements.

"Permitted RIC Distribution" means distributions to the Parent (from the Collection Accounts or otherwise) to the extent reasonably required to allow the Parent to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code and to otherwise eliminate or minimize federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed the amount that would be required to allow the Company to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code, calculated assuming that the Company had qualified to be taxed as a RIC under the Code, (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any calendar quarter shall not exceed U.S.$1,500,000 (or such greater amount consented to by the Administrative Agent in its sole discretion) and (C) amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and/or Principal Proceeds and only so long as (x) the Borrowing Base Test is satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion), (y) the Company gives at least one (1) Business Day's prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator and (z) the Company and the Administrative Agent confirm in writing (which may be by email) to the Collateral Agent and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.

"Permitted Working Capital Lien" has meaning set forth in the definition of "Senior Secured Loan".

"Person" means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) subject to Section 412 of the Code or Title IV of ERISA established by the Company, the Parent or any ERISA Affiliate.

"Plan Asset Rules" means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA.

"Portfolio" means all Portfolio Investments Purchased hereunder and not otherwise sold or liquidated.

"Portfolio Company" means any Person that meets the definition of the term "Affiliate" with respect to the Company or the Portfolio Manager solely as a result of portfolio investments made by any Affiliates of the Portfolio Manager or Benefit Street Partners L.L.C.

"Portfolio Investments" has the meaning set forth in the introductory section of this Agreement.

"Portfolio Management Agreement" means the portfolio management agreement, dated as of the Original Effective Date, by and between the Company and the Portfolio Manager.

"Portfolio Manager" has the meaning set forth in the introductory section of this Agreement.

"Possessory Collateral" has the meaning set forth in the definition of Deliver.

"Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

"Principal Collection Account" means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of Principal Proceeds and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Principal Proceeds" means all amounts received by the Company with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts (including cash contributed by the Company), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account.

"Priority of Payments" has the meaning set forth in Section 4.05.

"Proceeding" has the meaning set forth in Section 10.07(b).

"Purchase" means each acquisition of a Portfolio Investment hereunder, including by way of a contribution by the Parent to the Company pursuant to the Sale Agreement and the acquisition of a participation interest pursuant to the Participation Agreement.

"Purchase Commitment" has the meaning set forth in Section 1.02(a).

"Register" has the meaning set forth in Section 3.01(c).

"Reinvestment Period" means the period beginning on, and including, the Original Effective Date and ending on, but excluding, the earliest of (i) August 28, ~~2023~~2024, (ii) the date on which a Market Value Event occurs and (iii) the date on which an Event of Default occurs.

"Related Parties" has the meaning set forth in Section 9.01.

"Relevant Governmental Body" means the Board and/or the NYFRB, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto.

"Request for Advance" has the meaning set forth in Section 2.03(d).

"Required Lenders" means Lenders holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

"Responsible Officer" means with respect to the Collateral Agent, the Securities Intermediary or the Collateral Administrator, any officer of the Collateral Agent, the Securities Intermediary or the Collateral Administrator customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

"Restricted Payment" means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

~~"Reuters" means Thomson Reuters Corp., Refinitiv or any successor thereto.~~

"Revolving Loan" means any Loan (other than a Delayed Funding Term Loan, but including funded and unfunded portions of revolving credit lines) that under the underlying instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Loan will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

"Sale Agreement" has the meaning set forth in the introductory section of this Agreement.

"Sanctioned Country" means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, Her Majesty's Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) or (d) any Person otherwise the subject of Sanctions.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, Her Majesty's Treasury of the United Kingdom or any other relevant sanctions authority.

"Second Lien Loan" means a Loan or note (i) that is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans or notes) under Applicable Law (other than a Loan or note that is second priority to a Permitted Working Capital Lien) and (ii) the Portfolio Manager determines in good faith that the value of the collateral securing the Loan or note (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance of the Loan or note plus the aggregate outstanding balances of all other Loans or notes of equal or higher seniority secured by the same collateral.

"Secured Obligation" has the meaning set forth in Section 8.02(a). "Secured Party" has the meaning set forth in Section 8.02(a).

"Securities Intermediary" has the meaning set forth in the introductory section of this Agreement.

"Seller" has the meaning set forth in the introductory section of this Agreement.

"Senior Secured Loan" means any Loan or note, that (i) is not (and is not expressly permitted by its terms to become) subordinate in right of payment to any obligation of the obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement), (ii) is secured by a pledge of collateral, which security interest is (a) validly perfected and first priority under Applicable Law (subject to liens permitted under the related underlying instruments that are reasonable for similar Loans or notes, and liens accorded priority by law in favor of any Governmental Authority) or (b)(1) validly perfected and second priority in the accounts, documents, instruments, inventory, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets a "Permitted Working Capital Lien") and (2) validly perfected and first priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Loans or notes) in all other collateral under Applicable Law, and (iii) the Portfolio Manager determines in good faith that the value of the collateral for such Loan or note (including based on enterprise value) on or about the time of acquisition equals or exceeds the outstanding principal balance of the Loan or note plus the aggregate outstanding balances of all other Loans or notes of equal or higher seniority secured by a first priority Lien over the same collateral.

"Settlement Date" has the meaning set forth in Section 1.03.

~~"SOFR" with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York's Website.~~

~~"SOFR-Based Rate" means SOFR, Compounded SOFR and Term SOFR~~

"SOFR" means the Secured Overnight Financing Rate.

"Solvent" means, with respect to any Person, that as of the date of determination, (a) the sum of such Person's debt (including contingent liabilities) does not exceed the present fair value of such Person's present assets; (b) such Person's capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

~~"Term SOFR" means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body~~

"Term SOFR Rate" means, for each Calculation Period relating to an Advance denominated in USD, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator.

"Term SOFR Reference Rate" means, for any day and time (such day, the "Term SOFR Determination Day"), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided that if the Term SOFR Reference Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the "Term SOFR Reference Rate" for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

"Trade Date" has the meaning set forth in Section 1.03.

"Transaction Schedule" has the meaning set forth in the introductory section of this Agreement.

"UCC" means the Uniform Commercial Code in effect in the State of New York.

~~"Unadjusted Benchmark Replacement" means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.~~

"Unfunded Exposure Account" means the account established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

"Unfunded Exposure Amount" means, on any date of determination, with respect to any Delayed Funding Term Loan, an amount equal to the aggregate amount of all unfunded commitments associated with such Delayed Funding Term Loan.

"Unfunded Exposure Shortfall" means, on any date of determination, an amount equal to the greater of (i) 0 and (ii) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the sum of (x) the amounts on deposit in the Unfunded Exposure Account and (y) 2.5% of the Collateral Principal Amount.

"U.S. Person" means any Person that is a "United States Person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning set forth in Section 3.03(f).

"Withholding Agent" means the Company and the Administrative Agent.

"Working Capital Revolver" means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor's enterprise value.

Manager, on behalf of the Company, shall deliver to the Administrative Agent a notice of acquisition (a "Notice of Acquisition").

ARTICLE I
THE PORTFOLIO INVESTMENTS

Section 1.01.      Purchases of Portfolio Investments. On the Original Effective Date, the Company acquired the Initial Portfolio Investments from the MPA Seller pursuant to the Participation Agreement. From time to time during the Reinvestment Period the Company may Purchase additional Portfolio Investments, or request that Portfolio Investments be Purchased for the Company's account, all on and subject to the terms and conditions set forth herein.

Section 1.02.      Procedures for Purchases and Related Advances.

(a)            Timing of Notices of Acquisition. No later than five (5) Agent Business Days (or such shorter period as the Administrative Agent may agree in its sole discretion) before the date on which the Company proposes that a binding commitment to acquire any Portfolio Investment (other than an Initial Portfolio Investment) be made by it or for its account (a "Purchase Commitment"), the Portfolio

(b)            Contents of Notices of Acquisition. Each Notice of Acquisition shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent, the Portfolio Manager and the Company may reasonably agree (which shall initially be the format and include the information regarding such Portfolio Investment identified on Schedule 2)), and shall be accompanied by such other information as the Administrative Agent may reasonably request.

(c)            Eligibility of Portfolio Investments. The Administrative Agent shall have the right, on behalf of all Lenders, to request additional information regarding any proposed Portfolio Investment. The Administrative Agent shall notify the Portfolio Manager and the Company of its approval or failure to approve each Portfolio Investment proposed to be acquired pursuant to a Notice of Acquisition (and, if approved, an initial determination of the Market Value for such Portfolio Investment) no later than the fifth (5th) Agent Business Day succeeding the date on which it receives such Notice of Acquisition and any information reasonably requested in connection therewith); provided that (i) any Initial Portfolio Investment shall be deemed to be approved by the Administrative Agent and (ii) the failure of the Administrative Agent to notify the Portfolio Manager and the Company of its approval in accordance with this Section 1.02(c) shall be deemed to be a disapproval of such proposed acquisition. Each approval granted by the Administrative Agent for the purchase of a proposed Portfolio In-vestment shall remain effective for a period of thirty (30) days.

(d)            The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved.

Section 1.03.      Conditions to Purchases. No Purchase Commitment or Purchase shall be entered into or made unless each of the following conditions is satisfied as of the date on which such Purchase Commitment is entered into or such Purchase would otherwise be made (such Portfolio Investment's "Trade Date"):

(1)            the information contained in the Notice of Acquisition accurately describes, in all material respects, such Portfolio Investment and such Portfolio Investment satisfies the eligibility criteria set forth in Schedule 3 (the "Eligibility Criteria");

(2)            with respect to a Purchase, the proposed Settlement Date for such Portfolio Investment is not later than (i) in the case of a Loan, the date that is fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date or (ii) in the case of any other Portfolio Investment, the date that is three (3) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) after such Trade Date;

(3)            no Market Value Event has occurred and no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a "Default"), has occurred and is continuing, and the Reinvestment Period has not otherwise ended; and

(4)            after giving pro forma effect to the Purchase of such Portfolio Investment and the related Advance, the Borrowing Base Test is satisfied.

In addition, it shall be a condition to the first Purchase Commitment in respect of any Purchase made by the Company pursuant to the Sale Agreement that the Administrative Agent has received an opinion of counsel of Ropes & Gray LLP in form and substance reasonably satisfactory to it with respect to certain true sale matters relating to Purchases by the Company under the Sale Agreement.

If the above conditions to a Purchase Commitment or a Purchase are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which such Purchase (if any) shall settle (the "Settlement Date" for such Portfolio Investment). Promptly following the Settlement Date for a Portfolio Investment and its receipt thereof (and at other times thereafter promptly following the written request of the Administrative Agent (including via email)), the Collateral Administrator shall provide to the Administrative Agent, to the extent received from the Company, a copy of the executed assignment agreement pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

Section 1.04.      Sales of Portfolio Investments. The Company will not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), except that, subject to Section 6.02(w), the Company may sell any Portfolio Investment (including any Ineligible Investment) or other asset without the prior consent of the Administrative Agent so long as, (x) after giving effect thereto, no Market Value Trigger Event has occurred (unless such sale is made in connection with a Market Value Cure) and no Default or Event of Default has occurred and is continuing and (y) the sale of such asset by the Company shall be on an arm's-length basis at fair market value and in accordance with the Portfolio Manager's standard market practices. In addition, (a) within two (2) Business Days (or such longer period as the Administrative Agent may agree in its sole discretion) of any Delayed Funding Term Loan with an unfunded commitment becoming an Ineligible Investment, the Company, subject to clauses (x) and (y) in the immediately preceding sentence, shall sell such Delayed Funding Term Loan and shall pay any amount payable in connection with such sale and (b) upon the request of the Administrative Agent within two (2) Business Days (or such longer period as the Administrative Agent may agree in its sole discretion) of any other Portfolio Investment becoming an Ineligible Investment, the Company shall, subject to clauses (x) and (y) in the immediately preceding sentence, sell such Portfolio Investment.

Notwithstanding anything in this Agreement to the contrary (but subject to this Section 1.04): (i) following the occurrence and during the continuance of an Event of Default, neither the Company nor the Portfolio Manager on its behalf shall have any right to cause the sale, transfer or other disposition of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts) without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent), (ii) following the occurrence of a Market Value Event, the Company shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Lenders and at least equal to the then-current fair market value and in accordance with the Administrative Agent's standard market practices) and the proceeds from such sales shall be used to prepay the Advances outstanding hereunder and (iii) following the occurrence of a Market Value Event, the Portfolio Manager shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. Following the occurrence of a Market Value Event and in connection with the sale of any Portfolio Investment by or at the direction of the Administrative Agent, the Portfolio Manager shall take such actions as the Administrative Agent may reasonably request in writing (including via email) to facilitate the consummation of such sale including, without limitation and if so requested, using commercially reasonable efforts to cause any of its Affiliates acting as administrative agent with respect to such Portfolio Investment to execute and deliver an assignment agreement in respect of such Portfolio Investment naming the Administrative Agent or such other Person designated by it as assignee.

Any prepayments made pursuant to this paragraph shall automatically reduce the Financing Commitments as provided in Section 4.07(c).

In connection with any sale of Portfolio Investments required by the Administrative Agent following the occurrence of a Market Value Event, the Administrative Agent or a designee of the Administrative Agent shall:

(i)            notify the Company at the Designated Email Notification Address promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments;

(ii)            use commercially reasonable efforts to solicit a bid for such Portfolio Investments from the Designated Independent Dealer; and

(iii)            direct the Company to sell such Portfolio Investments to the Designated Independent Dealer if the Designated Independent Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis.

For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by the Designated Independent Dealer if, in the Administrative Agent's judgment (acting reasonably):

(A)          either:

(x)            the Designated Independent Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments; or

(y)            the Designated Independent Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or

(B)           such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Designated Independent Dealer or (y) the inability, failure or refusal of the Designated Independent Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, the Company hereby appoints the Administrative Agent as the Company's attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect of the application of net proceeds of any such sales). None of the Administrative Agent, the Lenders, the Collateral Administrator, the Securities Intermediary, the Collateral Agent or any Affiliate of any thereof shall incur any liability to the Company, the Portfolio Manager, any Lender or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

Section 1.05.      Certain Assumptions relating to Portfolio Investments. For purposes of all calculations hereunder, any Portfolio Investment for which the trade date in respect of a sale thereof by the Company has occurred, but the settlement date for such sale has not occurred, shall be considered to be owned by the Company until such settlement date.

ARTICLE II
THE ADVANCES

Section 2.01.      Financing Commitments. Subject to the terms and conditions set forth herein, only during the Reinvestment Period, each Lender hereby severally agrees to make available to the Company Advances, in U.S. dollars, in an aggregate amount outstanding not exceeding the amount of such Lender's Financing Commitment. The Financing Commitments shall terminate on the earliest of (a) the last day of the Reinvestment Period, (b) the Maturity Date and (c) the occurrence of a Market Value Event.

Section 2.02.      [Reserved].

Section 2.03.      Advances; Use of Proceeds.

(a)            Subject to the satisfaction or waiver of the conditions to the Purchase of a Portfolio Investment set forth in Section 1.03 and/or an Advance set forth in Section 2.05 as of (i) the related Trade Date (in the case of the conditions to Purchase) and (ii) the Advance date (in the case of the conditions to Advance), the Lenders will (ratably in accordance with their respective Financing Commitments) make the applicable Advance available to the Company on the related Settlement Date (or otherwise on the related Advance date if no Portfolio Investment is being acquired on such date) as provided herein.

(b)            Except as expressly provided herein, the failure of any Lender to make any Advance required hereunder shall not relieve any other Lender of its obligations hereunder. If any Lender shall fail to provide any Advance to the Company required hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations hereunder until all such unsatisfied obligations are fully paid.

(c)            Subject to Section 2.03(f), the Company shall use the proceeds of the Advances received by it hereunder to purchase the Portfolio Investments identified in the related Notice of Acquisition or to make advances to the obligor of Delayed Funding Term Loans in accordance with the underlying instruments relating thereto; provided that, if the proceeds of an Advance are deposited in the Collection Account as provided in Section 3.01 prior to or on the Settlement Date for any Portfolio Investment but the Company is unable to Purchase such Portfolio Investment on the related Settlement Date, or if there are proceeds of such Advance remaining after such Purchase, then, subject to Section 3.01(a), upon written notice from the Portfolio Manager the Collateral Agent shall apply such proceeds as provided in Section 4.05. The proceeds of the Advances shall not be used for any other purpose except to the extent expressly set forth in the Effective Date Letter.

(d)            With respect to any Advance, the Portfolio Manager shall, on behalf of the Company, submit a request substantially in the form of Exhibit A (a "Request for Advance") to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. New York City time, one (1) Business Day prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01. Any requested Advance shall be in an amount such that, after giving effect thereto and the related purchase (if any) of the applicable Portfolio Investment(s), the Borrowing Base Test is satisfied.

(e)            [Reserved]

(f)            If, on any date of determination prior to the last day of the Reinvestment Period, there exists an Unfunded Exposure Shortfall, the Company shall (i) request an Advance and, if the conditions to such Advance are satisfied and such Advance is made in accordance with this Agreement, deposit the proceeds thereof in the Unfunded Exposure Account and/or (ii) deposit cash from other sources into the Unfunded Exposure Account in an aggregate amount at least equal to the aggregate Unfunded Exposure Shortfall. If two Business Days prior to the end of the Reinvestment Period there exists any Unfunded Exposure Amount, then the Portfolio Manager, on behalf of the Company, shall be deemed to have requested an Advance on such date, and the Lenders shall make a corresponding Advance on the last day of the Reinvestment Period (with written notice to the Collateral Administrator by the Administrative Agent) in accordance with Article III in an amount, to be deposited in the Unfunded Exposure Account, equal to the least of (i) the aggregate Unfunded Exposure Amount, (ii) the Financing Commitments in excess of the aggregate principal amount of the outstanding Advances and (iii) an amount such that the Borrowing Base Test is satisfied after giving effect to such Advance; provided that, if the Company provides evidence to the Administrative Agent that it has cash from other sources that is available in accordance with the terms of this Agreement to make any such future advances in respect of any Delayed Funding Term Loan, then the amount of any such Advance shall be reduced by the amount of such funds. After giving effect to such Advance, the Company shall cause the proceeds of such Advance and cash from other sources that are available in accordance with the terms of this Agreement in an amount (together with amounts already on deposit in the Unfunded Exposure Account) equal to the aggregate Unfunded Exposure Amount to be deposited in the Unfunded Exposure Account.

Section 2.04.      Conditions to Amended and Restated Effective Date. Notwithstanding anything to the contrary herein, this Agreement shall not become effective until the date (the "Amended and Restated Effective Date") on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a)            Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)            [Reserved].

(c)            Opinions. The Administrative Agent (or its counsel) shall have received one or more reasonably satisfactory written opinions of counsel for the Company and the Portfolio Manager, covering such matters relating to the transactions contemplated hereby and by the other Loan Documents as the Administrative Agent shall reasonably request.

(d)            Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company and the Portfolio Manager as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and the Portfolio Manager and any other legal matters relating to the Company, the Portfolio Manager, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(e)            Payment of Fees, Etc. The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable by the Company in connection herewith on or prior to the Amended and Restated Effective Date, including the fee payable pursuant to Section 4.03(e), if any, and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including legal fees and expenses) required to be reimbursed or paid by the Company hereunder.

(f)            PATRIOT Act, Etc. (i) To the extent requested by the Administrative Agent, the Collateral Agent or any Lender, the Administrative Agent, Collateral Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT Act") and other applicable "know your customer" and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a "legal entity customer" under the Beneficial Ownership Regulation, at least two Business Days prior to the Amended and Restated Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Amended and Restated Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(g)            Filings. Copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder.

(h)            Certain Acknowledgements. The Administrative Agent shall have received UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized.

(i)            Officer's Certificate. The Administrative Agent (or its counsel) shall have received a certificate of an officer of the Company, certifying that the conditions set forth in Sections 2.05(3), 2.05(4) and 2.05(6) have been satisfied on and as of the Amended and Restated Effective Date.

Section 2.05.      Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance:

(1)            the Amended and Restated Effective Date shall have occurred;

(2)            the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

(3)            no Market Value Event has occurred;

(4)            no Event of Default or Default has occurred and is continuing;

(5)            the Reinvestment Period has not ended;

(6)            all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

(7)            after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x)            the Borrowing Base Test is satisfied;

(y)            the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and

(z)            in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$1,000,000.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Portfolio Manager shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

Section 2.06.      Commitment Increase Option. The Company may, at any time during the Reinvestment Period, submit a Commitment Increase Request for an increase in the Financing Commitment to up to U.S.$600,000,000 (in the aggregate including the Financing Commitment prior to the effectiveness of such Commitment Increase Request), subject to satisfaction of the following conditions precedent:

(a)            each of the Lenders and Administrative Agent (in their sole discretion) approve in writing (which may be by email) such Commitment Increase Request;

(b)            no Market Value Event shall have occurred and no Event of Default shall have occurred and be continuing, in each case on and as of the Commitment Increase Date;

(c)            the Borrowing Base Test is satisfied on and as of the Commitment Increase Date;

(d)            all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the Commitment Increase Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(e)            no commitment reduction shall have occurred pursuant to Section 4.07(a) in connection with a Non-Call Termination Event prior to the Commitment Increase Date;

(f)            the Company shall have paid to the Administrative Agent on the Commitment Increase Date, for the account of each Lender, an upfront fee in an aggregate amount specified in the Effective Date Letter;

(g)            any Commitment Increase Request shall be in an amount not less than $50,000,000; and

(h)            receipt by the Administrative Agent of such other documentation as the Administrative Agent may reasonably request, including without limitation, documentation similar to that provided pursuant to Sections 2.04(c) and (d) on the Amended and Restated Effective Date.

ARTICLE III
ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

Section 3.01.      The Advances.

(a)            Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Collateral Agent for deposit to the Principal Collection Account; provided that the Company hereby directs the Lenders to pay proceeds of the Advance to be made on the Original Effective Date (to the extent that such Advance is made under this Agreement upon satisfaction of the conditions thereto) in the amounts specified in the Effective Date Letter, in accordance with the instructions set forth in the Effective Date Letter. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances. The Company may, during the Reinvestment Period, reborrow Advances in an amount up to (x) the aggregate Financing Commitments of the Lenders on such date minus (y) the Minimum Funding Amount, subject to the terms and conditions set forth herein. Except as set forth in the immediately preceding sentence, once prepaid, Advances may not be reborrowed.

Payment of the proceeds of Advances by the Lenders in accordance with the instructions set forth in the Effective Date Letter as provided in the immediately preceding paragraph will constitute the making of the applicable Advances (or portions thereof, as applicable) to the Company for all purposes and all obligations of the Lenders to make such Advance shall be satisfied thereby.

(b)            Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal Term SOFR~~LIBO~~ Rate for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the Term SOFR~~LIBO~~ Rate for each Calculation Period in effect plus the Adjusted Applicable Margin ; provided further that, for purposes of this Section 3.01(b), if the aggregate amount of outstanding Advances at any time is less than the Minimum Funding Amount, the amount of outstanding Advances at such time shall be deemed to equal the Minimum Funding Amount.

(c)            Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in the United States a register (the "Register") in which it shall record (1) the name and address of each Lender, (2) the amount of each Advance made hereunder, (3) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (4) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, to such payee and its registered assigns).

(d)            Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e)            Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder, then (1) the obligation of such Lender or the Administrative Agent hereunder shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), until such time as the Advances are required to be prepaid as required under clause (3) below, to transfer all of its rights and obligations under this Agreement to another of its offices, branches or Affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable to transfer its rights and obligations under this Agreement as specified in such clause (2) and (y) such date as shall be mandated by law; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to the Term SOFR~~LIBO~~ Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule.

(f)            Increased Costs.

(i)            If any Change in Law shall:

(A)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B)            impose on any Lender or the SOFR~~London interbank~~ market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

(C)            subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes and (y) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii)            If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Advances made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

(iii)            A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(iv)            Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Administrative Agent's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Administrative Agent's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v)            Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be materially disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi)            If any Lender (A) provides notice of unlawfulness or requests compensation under clause (e) above or this clause (f) or (B) defaults in its obligation to make Advances hereunder, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign), provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

(g)            No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h)            Interest Rate Unascertainable, Inadequate or Unfair. ~~In~~ If prior to the ~~event that~~ commencement of any Calculation Period for an Advance, (~~A~~x) the Administrative Agent (in its commercially reasonable judgement) determines ~~(in its commercially reasonable credit judgement)~~ that adequate and ~~fair~~ reasonable means do not exist for ascertaining the ~~applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed~~Term SOFR Reference Rate (including, without limitation, because the ~~Reuters screen~~Term SOFR Reference Rate is not available or published on a current basis)~~; provided that no Benchmark Transition Event shall have occurred at~~ for such ~~time~~Calculation Period or (~~B~~y) the ~~Required Lenders notify the~~ Administrative Agent ~~that~~is advised by the ~~LIBO~~Required Lenders that the Term SOFR Reference Rate for such~~the applicable~~ Calculation Period will not adequately or fairly reflect the cost to ~~the~~ such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period (determined in their commercially reasonable ~~credit~~ judgment), then the Administrative Agent shall ~~forthwith so notify~~ give notice thereof to the Company ~~and~~, the ~~Lenders, whereupon (x) any Request for Advance for the applicable Calculation Period shall be ineffective~~Collateral Agent and ~~(y) the obligations of~~ the Lenders ~~to make any Advance shall be suspended~~by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent ~~shall notify~~notifies the Company, ~~that~~ the ~~Required~~ Collateral Agent and the Lenders ~~have determined (in their commercially reasonable credit judgement)~~ that the circumstances ~~causing~~ giving rise to such ~~suspension~~ notice no longer exist~~. Furthermore~~, ~~if~~ any Advance ~~is outstanding on the date of the Company's receipt of the notice from the Administrative Agent referred to in this Section 3.01(h)(i), then on the last day of the Calculation Period shall accrue interest at the~~ made by the Lenders or requested to be made by the Lenders or is then outstanding, it shall thereupon constitute a Base Rate Advance~~plus the Applicable Margin as of such day~~.

~~(i)            Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th ) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders compromising the Required Lenders; provided that with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.~~

~~(i)            In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Company, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.~~

~~(i)            The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.01(h), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.01(h).~~

~~(i)            Upon the Company's receipt of notice of the commencement of a Benchmark Unavailability Period, any Request for Advance shall be ineffective and the obligations of the Lenders to make Advances shall be ineffective. Furthermore, if any Advance is outstanding on the date of the Company's receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the LIBO Rate, then on the last day of the Calculation Period applicable to such Advance (or the next succeeding Business Day if such day is not a Business Day), such Advance shall accrue interest at the Base Rate plus the Applicable Margin as of such day.~~

Section 3.02.      [Reserved]

Section 3.03.      Taxes.

(a)            Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law (as determined in good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by an applicable Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Company. Without duplication of other amounts payable by the Company under this Section, the Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by the Company. The Company shall indemnify each Lender, within 10 Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)            Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)            Status of Secured Parties. (i) Any Secured Party that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender (it being understood that providing any information currently required by any U.S. federal income tax withholding form shall not be considered prejudicial to the position of a Recipient).

(ii)            Without limiting the generality of the foregoing,

(A)            any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; provided, however, that if the Lender is a disregarded entity for U.S. federal income tax purposes, it shall provide the appropriate withholding form of its owner (together with appropriate supporting documentation);

(B)            any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(i)            in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, an IRS Form W-8BEN or IRS Form W-8BEN-E or any applicable successor form establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(ii)           an executed IRS Form W-8ECI;

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, is not a "10 percent shareholder" of the Company or the Parent within the meaning of Section 881(c)(3)(B) of the Code, and is not a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) an executed IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form; or

(iv)          to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E or applicable successor form, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)            if a payment made to a Lender under any Loan Document would be subject to withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(E)            The Administrative Agent and any successor thereto shall, upon becoming a party under this Agreement, deliver to the Company an electronic copy of either (i) an IRS Form W-9 or any successor thereto or (ii) with respect to payments received on account of any Lender, a U.S. branch withholding certificate on IRS Form W-8IMY or any successor thereto evidencing its agreement with the Company to be treated as a U.S. Person for U.S. federal withholding purposes, as applicable. The Administrative Agent represents to the Company that it is a "U.S. person" and a "financial institution" within the meaning of Treasury Regulations Section 1.1441-1 and a "U.S. financial institution" within the meaning of Treasury Regulations Section 1.1471-3T and that it will comply with its obligations to withhold under Section 1441 and FATCA.

(g)            Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)            Delay in Requests. The Company shall not be required to compensate a Lender pursuant to this Section for any Taxes or related costs suffered more than 180 days prior to the date that such Lender, as the case may be, notifies the Company of such Taxes or related costs, and of such Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such Taxes or related costs is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(i)            Survival. Each party's obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV
COLLECTIONS AND PAYMENTS

Section 4.01.      Interest Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Interest Proceeds to the Interest Collection Account. To the extent Interest Proceeds are received other than by deposit into the Interest Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account all Interest Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager.

Interest Proceeds shall be retained in the Interest Collection Account and held in cash and/or invested (and reinvested) at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent in dollar-denominated Cash Equivalents selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent) ("Eligible Investments"). Eligible Investments shall mature no later than the end of the then-current Calculation Period. In the absence of any written direction from the Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, Interest Proceeds shall remain uninvested.

Interest Proceeds on deposit in the Interest Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement or (ii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement.

Section 4.02.      Principal Proceeds. The Company shall notify the obligor with respect to each Portfolio Investment to remit all amounts that constitute Principal Proceeds to the Principal Collection Account. To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account, the Company shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account all Principal Proceeds received by it immediately upon receipt thereof in accordance with the written direction of the Portfolio Manager .

All Principal Proceeds shall be retained in the Principal Collection Account and held in cash and/or invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments selected by the Portfolio Manager (unless an Event of Default has occurred and is continuing or a Market Value Event has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. In the absence of any written direction from the Company (or the Portfolio Manager on its behalf) or the Administrative Agent, as applicable, Interest Proceeds shall remain uninvested.

Principal Proceeds on deposit in the Principal Collection Account shall be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and applied (i) to make payments in accordance with this Agreement, (ii) towards the purchase price of Portfolio Investments purchased in accordance with this Agreement or (iii) to make Permitted Distributions or Permitted RIC Distributions in accordance with this Agreement, in each case with prior notice to the Administrative Agent.

Section 4.03.      Principal and Interest Payments; Prepayments; Commitment Fee.

(a)            The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b)            Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. "Interest Payment Date" means the second Business Day after the last day of each Calculation Period.

(c)            (i)          Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances in whole or in part (A) on any Business Day after a Non-Call Termination Event occurs, (B) in connection with a Market Value Cure or (C) subject to the payment of the premium described in clause (ii) below, up to but not more than three times during any Calculation Period; provided that the Company may not prepay any outstanding Advances pursuant to this Section 4.03(c)(i)(C) during the Non-Call Period in an amount that would cause the aggregate outstanding principal amount of the Advances to be below the Minimum Funding Amount. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to Section 4.03(c)(i)(A) or Section 4.03(c)(i)(C) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$2,000,000. Prepayments shall be accompanied by accrued and unpaid interest.

(ii)            Each prepayment or commitment reduction pursuant to Section 4.03(c)(i)(C) and Section 4.07(a) that is made after the Non-Call Period and during the period to and including August 28, 2022, whether in full or in part, shall, except if a Non-Call Termination Event has occurred, be accompanied by a premium equal to 1% of the principal amount of such prepayment or commitment reduction and, at the request of any Lender in respect of any prepayment on a date other than an Interest Payment Date, any costs incurred by it in respect of the breakage of its funding at the Term SOFR~~LIBO~~ Rate for the related Calculation Period; provided that no such premium shall be payable with respect to any prepayment (or portion thereof) that does not exceed the positive difference (if any) of (x) the then-current aggregate outstanding principal amount of the Advances over (y) the then-current Minimum Funding Amount (the "Excess Funded Amount").

(d)            The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in accordance with the Priority of Payments which shall accrue during the period from and including the Original Effective Date to and excluding the Maturity Date, 0.75% (or, for any applicable period agreed to by the Administrative Agent, such other percentage set forth in the Effective Date Letter) per annum on the average daily unused amount of the Financing Commitment of such Lender during such period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e)            The Company agrees to pay the Administrative Agent, if the Administrative Agent exercises an Extension Option, on or prior to the Scheduled Termination Date as in effect on the Original Effective Date, for the account of each Lender, a fee as specified in the Effective Date Letter. The Company agrees to pay to the Lenders on the First Amendment Effective Date an upfront fee in an aggregate amount specified in the First Amendment Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f)            Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c). All such prepayments shall be accompanied by accrued and unpaid interest.

Section 4.04.      MV Cure Account.

(a)            The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). In the absence of any written direction from the Administrative Agent, cash amounts in the MV Cure Account shall remain uninvested. All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b)            Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

Section 4.05.      Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an "Additional Distribution Date"), the Collateral Agent shall distribute all amounts in the Collection Accounts in the following order of priority (the "Priority of Payments"):

(a)            to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement (including fees, out-of-pocket expenses and indemnities) up to a maximum amount under this subclause (i) of U.S.$50,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter); provided that if any such amount is not utilized during any calendar quarter then such unutilized amount may be applied during any of the three succeeding calendar quarters, and (ii) second, any other accrued and unpaid fees and out-of pocket expenses (other than the commitment fee payable to the Lenders, but including Lender indemnities) due hereunder and under the Account Control Agreement, up to a maximum amount under this clause (a) of U.S.$100,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter); provided that if any such amount is not utilized during any calendar quarter, then such unutilized amount may be applied during any of the three succeeding calendar quarters;

(b)            to pay interest due in respect of the Advances and any increased costs and commitment fees payable to the Lenders (pro rata based on amounts due);

(c)            (i) on each Interest Payment Date, (1) first, to pay all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (2) second, without duplication, after the Reinvestment Period from amounts on deposit in the Principal Collection Account, to pay principal of the Advances until the Advances are paid in full, and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), to pay principal of the Advances until the Advances are paid in full;

(d)            (i) prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amount and (ii) after the Reinvestment Period, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amount (without the requirement for any direction by the Portfolio Manager);

(e)            to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;

(f)            to make any Permitted Distributions or Permitted RIC Distributions directed pursuant to this Agreement; and

(g)            (i) on any Interest Payment Date, to deposit any remaining amounts in the Principal Collection Account as Principal Proceeds and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

Section 4.06.      Payments Generally. All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Interest Payment Date. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in U.S. dollars. All interest calculated using the Term SOFR~~LIBO~~ Rate hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 4.07.      Termination or Reduction of Financing Commitments.

(a)            After the Non-Call Period, the Company shall be entitled at its option, subject to the payment of any applicable premium described in Section 4.03(c)(ii), and upon three (3) Business Days' prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to either (i) terminate the Financing Commitments in whole upon payment in full of all Advances, all accrued and unpaid interest, all applicable premium and all other Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) or (ii) reduce in part the portion of the Financing Commitments that exceeds the sum of the outstanding Advances. In addition, the Financing Commitments shall be automatically and irrevocably reduced by the amount of any prepayment of Advances pursuant to Section 4.03(c)(i)(C) during the Reinvestment Period that exceeds the Excess Funded Amount.

(b)            The Financing Commitments shall be automatically and irrevocably reduced on the date of any prepayment made in accordance with the definition of "Market Value Cure" in an amount equal to the amount of such prepayment.

(c)            The Financing Commitments shall be automatically and irrevocably reduced by all amounts that are used to prepay or repay Advances following the occurrence of a Market Value Event or during the continuation of an Event of Default.

(d)            All unused Financing Commitments as of the last day of the Reinvestment Period shall automatically be terminated.

(e)            The Financing Commitments shall be irrevocably reduced by the amount of any repayment or prepayment of Advances following the last day of the Reinvestment Period.

ARTICLE V
THE PORTFOLIO MANAGER

Section 5.01.      Appointment and Duties of the Portfolio Manager. The Company has appointed the Portfolio Manager as its portfolio manager under this Agreement and the Portfolio Management Agreement pursuant to the terms of the Portfolio Management Agreement and the Portfolio Manager has accepted such appointment. The Portfolio Manager shall perform the investment management functions of the Company set forth herein and therein.

Section 5.02.      Portfolio Manager Representations as to Eligibility Criteria; Etc. The Portfolio Manager agrees to direct the Company to comply with all covenants and restrictions imposed on the Company hereunder and not to act in contravention of this Agreement. The Portfolio Manager represents to the other parties hereto that (a) as of the Trade Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and, except as otherwise permitted hereunder, the Concentration Limitations shall be satisfied (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Notice of Acquisition is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Company by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Portfolio Manager.

Section 5.03.      Indemnification. The Portfolio Manager and the Parent shall indemnify and hold harmless the Company, the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an "Indemnified Person") from and against any and all losses, claims, demands, damages or liabilities of any kind, including reasonable and documented legal fees and disbursements (collectively, "Liabilities"), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including fees and disbursements of counsel), incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action, suit, claim or proceeding, relating to or arising out of (a) any breach by the Portfolio Manager of any of its obligations hereunder or under the Portfolio Management Agreement and (b) the failure of any of the representations or warranties of the Portfolio Manager set forth herein or in the Portfolio Management Agreement to be true when made or when deemed made or repeated, except to the extent that such Liabilities or expenses are found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any Indemnified Person or its Related Parties or the material noncompliance by the Agents or Lenders of their respective obligations under this Agreement. This Section 5.03 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, demands, damages or liabilities arising from any non-Tax claim, and, so long as such losses are not caused by a breach by the Portfolio Manager of the terms of this Agreement, shall not apply to any losses in the Market Value of any Collateral.

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 6.01.      Representations and Warranties. The Company (and, with respect to clauses (a) through (e), (l), (n) and (t) through (v), the Portfolio Manager) represents to the other parties hereto solely with respect to itself that as of the date hereof and each Trade Date (or as of such other date as maybe expressly set forth below):

(a)            it is duly organized or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated;

(b)            the execution, delivery and performance of this Agreement and each such other Loan Document, and the consummation of the transactions contemplated herein and therein have been duly authorized by it and this Agreement and each other Loan Document to which it is a party constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to (A) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (B) equitable limitations, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(c)            the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and the consummation of the transactions contemplated herein and therein do not conflict with the provisions of its governing instruments and will not violate in any material way any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body and will not result in the material breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected;

(d)            it is not subject to any Adverse Proceeding;

(e)            it has obtained all consents and authorizations (including all required consents and authorizations of any Governmental Authority) that are necessary or advisable to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party and each such consent and authorization is in full force and effect except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

(f)            it is not required to register as an "investment company" as defined in the Investment Company Act of 1940, as amended;

(g)            it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(h)            it has no Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) to the extent constituting Indebtedness, if applicable, the obligation to make future payments under any Delayed Funding Term Loan;

(i)             (x) it does not have underlying assets which constitute "plan assets" within the meaning of the Plan Asset Rules; and (y) neither it nor any ERISA Affiliate has within the last six years sponsored, maintained, contributed to, or been required to contribute to and does not have any liability with respect to any Plan;

(j)            as of the date of this Agreement it is, and after giving effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(k)            it is not in default under any other contract to which it is a party except where such default would not reasonably be expected to have a Material Adverse Effect;

(l)            it is in compliance in all material respects with all Applicable Laws, judgments, agreements with governmental authorities, decrees and orders with respect to its business and properties and the Portfolio;

(m)            it does not have any Subsidiaries or own any Investments in any Person other than (1) the Portfolio Investments or (2) Investments (i) constituting Eligible Investments (as measured at their time of acquisition), (ii) acquired by the Company with the approval of the Administrative Agent, or (iii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(n)            (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters actually known to it that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and (y) no information (other than projections, forward-looking information, general economic data or industry information) heretofore furnished by or on behalf of the Company in writing to the Administrative Agent or any Lender in connection with this Agreement or any transaction contemplated hereby (after taking into account all updates, modifications and supplements to such information) contains (or, to the extent any such information was furnished by a third party, to the Company's knowledge contains), when taken as a whole, as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(o)            all of the conditions to the acquisition of the Portfolio Investments to be acquired on such Trade Date specified in Section 1.03 have been satisfied or waived;

(p)            the Company has timely filed all Tax returns required by Applicable Law to have been filed by it; all such Tax returns are true and correct in all material respects; the Company has paid or withheld (as applicable) all Taxes owing or required to be withheld by it (if any) shown on such Tax returns, except (a) any such Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books and records or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and there are no final judgments for Taxes against the Company which have not been satisfied in full;

(q)            the Company is treated as a disregarded entity for U.S. federal income tax purposes;

(r)            the Company is wholly owned by the Parent, which is a U.S. Person or a disregarded entity owned by a U.S. Person for U.S. federal income tax purposes;

(s)            prior to the date hereof, the Company has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar Loan or debt obligations and activities incidental thereto;

(t)            neither it nor any of its Affiliates is (i) the subject or target of Sanctions; (ii) a Person that resides or has a place of business in a Sanctioned Country or a country or territory which is designated as a "Non-Cooperative Jurisdiction" by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a "Foreign Shell Bank" within the meaning of the PATRIOT Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns. It is in compliance in all material respects with all applicable Sanctions and also in compliance in all material respects with all applicable provisions of the PATRIOT Act;

(u)            the Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and the Company and its officers and directors and, to its knowledge, its employees, members and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company being designated as a Sanctioned Person. None of (i) the Company or its directors, officers, managers or employees or (ii) to the knowledge of the Company, any director, manager or agent of the Company that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person;

(v)            the Loan Documents represent all of the material agreements between the Portfolio Manager, the Parent, the MPA Seller and the Seller, on the one hand, and the Company, on the other;

(w)            the Company is not relying on any advice (whether written or oral) of any Lender, Agent or any of their respective Affiliates in connection with the consummation of the transaction contemplated by this Agreement;

(x)            the Company has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens) and no effective financing statement (other than with respect to Permitted Liens) or other instrument similar in effect naming the Company or any of its Affiliates as debtor and covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent as "Secured Party" pursuant hereto, as necessary or advisable in connection with the Participation Agreement and the Sale Agreement or which has been terminated;

(y)            as of the Amended and Restated Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification (if any) provided on or prior to the Amended and Restated Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(z)            upon the making of each Advance, the Collateral Agent, for the benefit of the Secured Parties, will have acquired a perfected, first priority and valid security interest (except, as to priority, for any Permitted Liens) in the Collateral acquired with the proceeds of such Advance, free and clear of any adverse claim (other than Permitted Liens) or restrictions on transferability;

(aa)          no ERISA Event has occurred; and

(bb)         no part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock.

Section 6.02.      Covenants of the Company and the Portfolio Manager. The Company (and, with respect to clauses (e), (k), (r), (gg), (hh) and (ii), the Portfolio Manager):

(a)            shall at all times: (i) provide that its general partner will maintain at least one independent manager or director (who is in the business of serving as an independent manager or director); (ii) maintain its own separate books and records and bank accounts; (iii) hold itself out to the public and all other Persons as a legal entity separate from any other Person; (iv) provide that its general partner will have a board of managers separate from that of any other Person; (v) file its own Tax returns, except to the extent that the Company is treated as a "disregarded entity" for Tax purposes and is not required to file any Tax returns under Applicable Law; (vi) not commingle its assets with assets of any other Person; (vii) conduct its business in its own name and comply with all organizational formalities to maintain its separate existence; (viii) pay its own liabilities only out of its own funds; (ix) maintain an arm's length relationship with the Parent and each of its other Affiliates; (x) not hold out its credit or assets as being available to satisfy the obligations of others; (xi) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space; (xii) use separate stationery, invoices and checks; (xiii) correct any known misunderstanding regarding its separate identity; (xiv) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities and pay its operating expenses and liabilities from its own assets; (xv) not acquire the obligations or any securities of its Affiliates; (xvi) cause the managers, officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and (xvii) provide that its general partner shall maintain at least one special member, who, upon the dissolution of the sole member or the withdrawal or the disassociation of the sole member from the general partner of the Company, shall immediately become the member of the general partner of the Company in accordance with its organizational documents;

(b)            shall not (i) engage, directly or indirectly, in any business, other than the actions required or permitted to be performed under the preceding clause (a), including, other than with respect to any warrants received in connection with a Portfolio Investment, controlling the decisions or actions respecting the daily business or affairs of any other Person except as otherwise permitted hereunder (which, for the avoidance of doubt, shall not prohibit the Company from taking, or refraining to take, any action under or with respect to a Portfolio Investment); (ii) fail to be Solvent; (iii) release, sell, transfer, convey or assign any Portfolio Investment unless in accordance with the Loan Documents; (iv) except for capital contributions or capital distributions permitted under the terms and conditions of this Agreement and properly reflected on the books and records of the Company, enter into any transaction with an Affiliate of the Company except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's-length transaction; (v) identify itself as a department or division of any other Person; or (vi) own any asset or property other than the Collateral and the related assets and incidental personal property necessary for the ownership or operation of these assets;

(c)            shall not take any action contrary to the "Facts and Assumptions" sections in the opinions of Ropes & Gray LLP, dated the Original Effective Date, relating to certain true sale and non-consolidation matters (or any subsequent opinion of Ropes & Gray LLP relating to certain true sale matters provided in accordance with Section 1.03);

(d)            shall not create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness incurred under the terms of the Loan Documents, (ii) Indebtedness incurred pursuant to certain ordinary business expenses arising pursuant to the transactions contemplated by this Agreement and the other Loan Documents and (iii) to the extent constituting Indebtedness, if applicable, the obligation to make future payments under any Delayed Funding Term Loan;

(e)            shall comply in all material respects with all Anti-Corruption Laws and applicable Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions;

(f)            shall not (i) amend (A) any of its constituent documents or (B) any Loan Document to which it is a party in any manner that would reasonably be expected to adversely affect the Lenders in any material respect or (ii) cease to be wholly owned by the Parent, without, in each case, the prior written consent of the Administrative Agent;

(g)            shall not (A) permit the validity or effectiveness of this Agreement or any grant hereunder to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement, any other Loan Document or the Advances, except as may be expressly permitted hereby, (B) permit any Lien to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, in each case, other than Permitted Liens or (C) take any action that would cause the Lien of this Agreement not to constitute a valid perfected security interest in the Collateral that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable, except for Permitted Liens;

(h)            shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Lenders), which consent may be withheld in the sole and absolute discretion of the Required Lenders, enter into any hedge agreement;

(i)            shall not change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Company (or by the Collateral Agent on behalf of the Company) in accordance with subsection (a) above materially misleading or change its jurisdiction of organization, unless the Company shall have given the Administrative Agent and the Collateral Agent at least 30 days' (or such shorter period as the Administrative Agent may agree in its sole discretion) prior written notice thereof, and shall promptly file, or authorize the filing of, appropriate amendments to all previously filed financing statements and continuation statements (and, if filed by the Company, shall provide a copy of such amendments to the Collateral Agent and Administrative Agent);

(j)            shall do or cause to be done all things reasonably necessary to (i) preserve and keep in full force and effect its existence as a limited partnership and take all reasonable action to maintain its rights, franchises, licenses and permits material to its business in the jurisdiction of its formation and (ii) qualify and remain qualified as a limited partnership in good standing in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the Loan Documents or any of the Collateral;

(k)            shall comply with all Applicable Law (whether statutory, regulatory or otherwise), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(l)            shall not merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, in each case, without the prior written consent of the Administrative Agent;

(m)            except for Investments permitted by Section 6.02(u)(C) and without the prior written consent of the Administrative Agent, shall not form, or cause to be formed, any Subsidiaries; or make or suffer to exist any Loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except investments as otherwise permitted herein and pursuant to the other Loan Documents;

(n)            shall ensure that (i) its affairs are conducted so that its underlying assets do not constitute "plan assets" within the meaning of the Plan Asset Rules, and (ii) neither it nor any ERISA Affiliate sponsors, maintains, contributes to or is required to contribute to or has any liability with respect to any Plan;

(o)            except as otherwise permitted hereunder, shall not sell or transfer any Collateral or any interest therein to any other Person and the Company shall defend the right, title, and interest of the Collateral Agent (for the benefit of the Secured Parties) and the Lenders in and to the Collateral against all claims of third parties claiming to be purchasers of Collateral not sold or transferred in accordance with this Agreement;

(p)

(i)            shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (i) within 120 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as at the end of such year, the related consolidated statements of income for such year and the related consolidated statements of changes in net assets and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; (ii) within 45 days after the end of each fiscal quarter of each fiscal year (other than the last fiscal quarter of each fiscal year), an unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal quarter and including the prior comparable period (if any), and the unaudited consolidated statements of income of the Parent and its consolidated Subsidiaries for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, and the unaudited consolidated statements of cash flows of the Parent and its consolidated Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter; and (iii) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Lenders may reasonably request;

(ii)            shall furnish to the Administrative Agent together with any financial statements delivered pursuant to Section 6.02(p)(i) or (ii), a compliance certificate, certified by an authorized signatory of the Company to be true and correct, (i) stating whether any Default or Event of Default exists and (ii) stating that Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent, or specifying any non-compliance with the covenants contained herein;

(q)            shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all Taxes levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such Tax (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect;

(r)            shall permit representatives of the Administrative Agent at any time and from time to time as the Administrative Agent shall reasonably request, and at the Company's expense, (A) to inspect and make copies of and abstracts from its records relating to the Portfolio Investments and (B) to visit its properties in connection with the collection, processing or managing of the Portfolio Investments for the purpose of examining such records, and to discuss matters relating to the Portfolio Investments or such Person's performance under this Agreement and the other Loan Documents with any officer or employee or auditor (if any) of such Person having knowledge of such matters (including, if requested by the Administrative Agent, quarterly telephone conferences with representatives of the Company with respect to review of the Portfolio Investments). The Company agrees to render to the Administrative Agent such clerical and other assistance as may be reasonably requested with regard to the foregoing; provided that such assistance shall not interfere in any material respect with the Company's or the Portfolio Manager's business and operations. So long as no Event of Default has occurred and is continuing and no Market Value Event has occurred, such visits and inspections shall occur only (i) upon five (5) Business Days' prior written notice, (ii) during normal business hours and (iii) no more than once in any calendar year. Following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, there shall be no limit on the timing or number of such inspections and only three (3) Business Days' prior notice will be required before any inspection;

(s)            shall not use any part of the proceeds of any Advance, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System of the United States of America, including Regulations T, U and X;

(t)            shall not make any Restricted Payments without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions or Permitted RIC Distributions subject to the other requirements of this Agreement;

(u)            shall not make or hold any Investments, except (A) the Portfolio Investments or (B) Investments constituting (x) Eligible Investments (measured at the time of acquisition), (y) those that have been consented to by the Administrative Agent or (z) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof;

(v)            shall not request any Advance, and the Company shall not directly or, to the knowledge of the Company, indirectly, use, and shall procure that its directors, officers, employees and agents shall not directly or, to the knowledge of the Company, indirectly use, the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(w)            other than pursuant to the Participation Agreement and the Sale Agreement, shall not transfer to any of its Affiliates any Portfolio Investment purchased from any of its Affiliates (other than sales to Affiliates conducted on terms and conditions consistent with those of an arm's length transaction and at fair market value);

(x)            shall post on a password protected website maintained by the Administrative Agent to which the Portfolio Manager will have access or deliver via email to the Administrative Agent, with respect to each Portfolio Investment, without duplication of any other reporting requirements set forth in this Agreement or any other Loan Document, (A) any management discussion and analysis provided by the related obligor, (B) any financial reporting packages provided by the related obligor and (C) any written notifications of credit events with respect to such obligor and with respect to each Portfolio Investment for such obligor (including, in each case, any attached or included information, statements and calculations). The Company (or the Portfolio Manager on its behalf) shall post or deliver via email all information and notices set forth in the immediately preceding sentence (1) in the case of notifications of credit events, on the date of receipt thereof by the Company or the Portfolio Manager and (2) in all other cases, within five (5) Business Days of the receipt thereof by the Company or the Portfolio Manager. The Company shall cause the Portfolio Manager to provide such other information as the Administrative Agent may reasonably request with respect to any Portfolio Investment or obligor (to the extent reasonably available to the Portfolio Manager);

(y)            shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder);

(z)            shall only have partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;

(aa)          shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be reasonably necessary to secure the rights and remedies of the Secured Parties hereunder and to grant more effectively all or any portion of the Collateral, maintain or preserve the security interest (and the priority thereof, subject to Permitted Liens) of this Agreement or to carry out more effectively the purposes hereof, perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement, preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral and the Collateral Agent against the claims of all Persons and parties, or give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable to create, preserve, perfect or validate the security interest granted pursuant to this Agreement or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, and hereby authorizes the Collateral Agent to file a UCC financing statement listing 'all assets of the debtor' (or substantially similar language) in the collateral description of such financing statement;

(bb)      shall use all commercially reasonable efforts to elevate all Participation Interests to absolute assignments within the applicable then-current standard settlement timeframes set forth in LSTA guidelines;

(cc)          shall not hire any employees (other than any officers appointed pursuant to its limited partnership agreement);

(dd)          shall not maintain any bank accounts or securities accounts other than the Collateral Accounts;

(ee)          except as otherwise expressly permitted herein (including pursuant to Section 6.03), shall not cancel or terminate any of the underlying instruments in respect of a Portfolio Investment to which it is party or beneficiary (in any capacity), or consent to or accept any cancellation or termination of any of such agreements unless (in each case) the Administrative Agent shall have consented thereto in writing in its sole discretion;

(ff)          shall not make or incur any capital expenditures except as reasonably required to perform its functions in accordance with this Agreement;

(gg)          shall not cancel, terminate or consent to or accept any cancellation or termination of, amend, modify or change in any manner any term or condition of the Portfolio Management Agreement in any manner that adversely affects the Lenders in any material respect;

(hh)          shall not act on behalf of, a country, territory, entity or individual that, at the time of such act, is the subject or target of Sanctions, and none of the Company, the Portfolio Manager or any of their respective Affiliates, owners, directors or officers is a natural person or entity with whom dealings are prohibited under Sanctions for a natural person or entity required to comply with such Sanctions. The Company does not own and will not acquire, and the Portfolio Manager will not cause the Company to own or acquire, any security issued by, or interest in, any country, territory, or entity whose direct ownership would be or is prohibited under Sanctions for a natural person or entity required to comply with Sanctions;

(ii)            shall give notice to the Administrative Agent (with a copy to the Collateral Agent) promptly in writing upon (and in no event later than one (1) Business Day after) the occurrence of any of the following:

(1)            any Adverse Proceeding;

(2)            any Default or Event of Default;

(3)            any adverse claim asserted against any of the Portfolio Investments, the Collateral Accounts or any other Collateral; and

(4)            any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification;

(jj)          shall not acquire any Delayed Funding Term Loan if such acquisition would cause the Unfunded Exposure Amount, collateralized or uncollateralized, to exceed 5% of the Collateral Principal Amount;

(kk)          shall either (x) deposit cash into the Collection Account as Principal Proceeds, (y) Deliver Portfolio Investments received from the Parent as a contribution to the Custodial Account and/or (z) prepay Advances in accordance with Section 4.03(c)(i)(C) to the extent necessary to cause the Borrowing Base Test to be satisfied; and

(ll)          shall (x) in connection with the Purchase of a Portfolio Investment, cause the Portfolio Manager to provide to the Administrative Agent (with a copy to the Collateral Administrator) (I) on the Trade Date, copies of any trade ticket for purchase and (II) promptly following the Trade Date, copies of (i) any assignment agreement or other instrument of transfer for purchase, (ii) any loan agreement or other primary underlying instruments, (iii) if such Portfolio Investment is evidenced by a note or other instrument, such note or other instrument and (iv) such other documents received by the Company in connection with the purchase of the Portfolio Investment as the Administrative Agent shall reasonably request and (y) in connection with the sale of a Portfolio Investment, within five (5) Business Days of the settlement date for the sale of such Portfolio Investment, cause the Portfolio Manager to provide to the Administrative Agent copies of (i) any trade ticket for sale, (ii) any assignment agreement or other instrument of transfer for sale and (iii) such other documents received by the Company in connection with the sale of the Portfolio Investment as the Administrative Agent shall reasonably request.

Section 6.03.      Amendments of Portfolio Investments, Etc. If the Company or the Portfolio Manager receives any notice or other communication concerning any amendment, supplement, consent, waiver or other modification of any Portfolio Investment or any related underlying instrument or rights thereunder (each, an "Amendment") with respect to any Portfolio Investment or any related underlying instrument, or makes any affirmative determination to exercise or refrain from exercising any rights or remedies thereunder, it will give prompt (and in any event, not later than three (3) Business Days') notice thereof to the Administrative Agent. In any such event, the Company shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as the Portfolio Manager shall deem appropriate under the circumstances; provided that if an Event of Default has occurred and is continuing or a Market Value Event has occurred, the Company will exercise all voting and other powers of ownership as the Administrative Agent (acting at the direction of the Required Lenders) shall instruct (it being understood that if the terms of the related underlying instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated). In any such case, following the Company's receipt thereof, the Company shall promptly provide to the Administrative Agent copies of all executed amendments to underlying instruments, executed waiver or consent forms or other documents executed or delivered in connection with any Amendment.

ARTICLE VII
EVENTS OF DEFAULT

If any of the following events ("Events of Default") shall occur:

(a)            the Company shall fail to pay (i) any principal amount owing by it in respect of the Secured Obligations when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) any other amount in respect of the Secured Obligations (whether for interest, fees or other amounts owing by it) within one (1) Business Day of when such amount becomes due and payable;

(b)            any representation or warranty made or deemed made by or on behalf of the Company or the Portfolio Manager (collectively, the "Agreement Parties") herein or in any Loan Document (other than projections, forward-looking information, general economic data or industry information), shall prove to have been incorrect in any material respect when made or deemed made (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute a failure);

(c)            (A) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a)(i) through (vii), (x) or (xvii), (b)(i) through (iv), (d), (f), (h), (i), (l), (m), (o), (t), (v), (w), (cc), (hh), (ii), (kk) or (ll)(y), Section 8.02(b) or the last sentence of the first paragraph of Section 1.04 or (B) any Agreement Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Eligibility Criteria after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by such Agreement Party of written notice of such failure from the Administrative Agent and (ii) an officer of such Agreement Party becoming aware of such failure;

(d)            an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Agreement Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Agreement Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(e)            any Agreement Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Agreement Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(f)            any Agreement Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(g)           the passing of a resolution by the equity holders of the Company in respect of the winding up on a voluntary basis of the Company;

(h)           any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of U.S.$2,500,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired;

(i)             an ERISA Event occurs;

(j)             a Change of Control occurs;

(k)            the Company or the pool of Collateral shall become required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

(l)             the Portfolio Manager (i) resigns as Portfolio Manager under this Agreement and/or the Portfolio Management Agreement, (ii) assigns any of its obligations or duties as Portfolio Manager in contravention of the terms of this Agreement or (iii) otherwise ceases to act as Portfolio Manager in accordance with the terms of this Agreement and the Portfolio Management Agreement and, in each case, an Affiliate of the Portfolio Manager consented to by the Administrative Agent is not appointed (and has accepted such appointment) in accordance with the Portfolio Management Agreement;

(m)            the Net Advances are greater than the product of (1) the Net Asset Value multiplied by (2) 75%;

(n)            (i) failure of the Company to fund the Unfunded Exposure Account when required in accordance with Section 2.03(f) other than in the case that any Lender fails to make the Advance required in accordance with Section 2.03(f) or (ii) failure of the Company to satisfy its obligations in respect of unfunded obligations with respect to any Delayed Funding Term Loan (including the payment of any amount in connection with the sale thereof to the extent required under this Agreement); provided that the failure of the Company to undertake any action set forth in this clause (n) is not remedied within two (2) Business Days;

(o)            any representation or warranty made or deemed made by the Seller or the MPA Seller in connection with the Sale Agreement or the Participation Agreement, as applicable, or any other Loan Document (other than projections, forward-looking information, general economic data, industry information or information relating to third parties included in any representation or warranty) shall prove to have been incorrect or misleading in any material respect when made or deemed made; provided that this clause (o) shall apply with respect to the MPA Seller only until the date on which all of the Participation Interests granted under the Participation Agreement have been elevated to assignments and the MPA Seller has paid all required distributions on the underlying Portfolio Investments to the Company;

(p)            the Seller shall fail to observe or perform any covenant, condition or agreement contained in the Sale Agreement and (other than with respect to any covenant, condition or agreement of the Seller set forth in Sections 2.5, 5.1(d), 5.1(e), 5.2(a), 5.2(b), 5.2(d), 6.1, and 9.1(a) of the Sale Agreement), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by the Company of written notice of such failure from the Administrative Agent and (ii) an officer of the Company becoming aware of such failure; or

(q)            the MPA Seller shall fail to observe or perform any covenant, condition or agreement contained in the Participation Agreement and (other than with respect to any covenant, condition or agreement of the MPA Seller relating to the payment of amounts received by it in respect of the Portfolio Investments underlying the Participation Interests to the Company, the exercise of voting rights with respect to such Portfolio Investments and the incurrence of indebtedness or liens by the MPA Seller), if such failure is capable of being remedied, such failure shall continue for a period of 30 days following the earlier of (i) receipt by the Company of written notice of such failure from the Administrative Agent and (ii) an officer of the Company becoming aware of such failure; provided that this clause (q) shall apply with respect to the MPA Seller only until the date on which all of the Participation Interests granted under the Participation Agreement have been elevated to assignments and the MPA Seller has paid all required distributions on the underlying Portfolio Investments to the Company;

then, and in every such event (other than an event with respect to the Company described in clause (d) or (e) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d) or (e) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII
COLLATERAL ACCOUNTS; COLLATERAL SECURITY

Section 8.01.      The Collateral Accounts; Agreement as to Control.

(a)            Establishment and Maintenance of Collateral Accounts. The Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish pursuant to the Account Control Agreement, each of the Custodial Account, the Principal Collection Account, the Interest Collection Account, the MV Cure Account and the Unfunded Exposure Account (collectively, the "Collateral Accounts"). The Securities Intermediary agrees to maintain the Collateral Accounts in accordance with the Account Control Agreement as a "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC), in the name of the Company subject to the lien of the Collateral Agent.

(b)            Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) in Eligible Investments at the written direction of the Company (or the Portfolio Manager on its behalf) delivered to the Collateral Agent; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Event, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent.

(c)            Unfunded Exposure Account.

(i)            Amounts may be deposited into the Unfunded Exposure Account from time to time in accordance with Section 4.05. Amounts shall also be deposited into the Unfunded Exposure Account as set forth in Section 2.03(f).

(ii)            While no Event of Default has occurred and is continuing and no Market Value Event has occurred and subject to satisfaction of the Borrowing Base Test (after giving effect to such release), the Portfolio Manager may direct, by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator), the release of funds on deposit in the Unfunded Exposure Account (i) for the purpose of funding the Company's unfunded commitments with respect to Delayed Funding Term Loans, for deposit into the Principal Collection Account and (ii) so long as no Unfunded Exposure Shortfall exists or would exist after giving effect to the withdrawal. Following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, at the written direction of the Administrative Agent (at the direction of the Required Lenders) (with a copy to the Collateral Administrator), the Securities Intermediary shall transfer all amounts in the Unfunded Exposure Account to the Principal Collection Account to be applied pursuant to Section 4.05. Upon the direction of the Company by means of an instruction in writing to the Securities Intermediary (with a copy to the Collateral Administrator, the Collateral Agent and the Administrative Agent), any amounts on deposit in the Unfunded Exposure Account in excess of outstanding funding obligations of the Company shall be released to the Principal Collection Account and applied pursuant to Section 4.05; provided that any such prepayment does not cause the aggregate outstanding principal amount of the Advances to be less than the Minimum Funding Amount.

Section 8.02.      Collateral Security; Pledge; Delivery.

(a)            Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company's obligations to the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary (collectively, the "Secured Parties") under this Agreement and the other Loan Documents (collectively, the "Secured Obligations"), the Company has granted on the Original Effective Date, and hereby confirms the grant and pledges again to the Collateral Agent for the benefit of the Secured Parties and grants a continuing security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all of the Company's right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as "Collateral"), including, without limitation: (1) each Portfolio Investment, (2) all of the Company's interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Participation Agreement, the Sale Agreement, the Portfolio Management Agreement, any other Loan Document and all rights related to each such agreement (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

Notwithstanding any provision of any Loan Document to the contrary, no interests in or of any Foreign Subsidiary of the Company shall be pledged or similarly hypothecated to guarantee or support any obligations of the Company; provided that this exception shall not apply to a pledge of equity interests of any Foreign Subsidiary which is a first tier controlled foreign corporation (as defined in Section 957(a) of the Code) representing sixty-five percent (65%) or less of the voting equity interests and (100% or less of the non-voting equity interests) of such Foreign Subsidiary. The parties agree that any pledge, guaranty or security or similar interest made or granted in contravention of the immediately preceding sentence shall be void ab initio.

(b)            Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company; (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take such action as is necessary to ensure the Collateral Agent's continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent); and (3) on the date of this Agreement, deliver to the Administrative Agent, the Lenders and the Collateral Agent, at the expense of the Company, legal opinions from Ropes & Gray LLP or other counsel reasonably acceptable to the Administrative Agent and the Lenders, as to the perfection of the Collateral Agent's security interest in any of the Collateral.

(c)            Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Lenders) do any of the following:

(i)            Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's or its designee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days' prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

(ii)            Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof;

(iii)            Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;

(iv)            Endorse any checks, drafts, or other writings in the Company's name to allow collection of the Collateral;

(v)            Take control of any proceeds of the Collateral;

(vi)            Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral; and/or

(vii)            Perform such other acts as may be reasonably required to do to protect the Collateral Agent's rights and interest hereunder.

(d)            Compliance with Restrictions. The Company and the Portfolio Manager agree that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel in writing is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company and the Portfolio Manager further agree that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company or the Portfolio Manager for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e)            Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above conducted in a commercially reasonable manner. The Company and the Portfolio Manager hereby waive any claims against each Agent and Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f)            Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company's attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent's discretion (exercised at the written direction of the Administrative Agent or the Required Lenders, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Lenders may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g)            Further Assurances. The Company covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), the Company will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that no such document may alter the rights and protections afforded to the Company or the Portfolio Manager herein.

(h)            Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Portfolio Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Portfolio Investment or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at the Company's sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such release.

(i)            Termination. Upon the payment in full of all Secured Obligations and termination of the Financing Commitments, the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon the sale of any Portfolio Investments in accordance with the terms hereof, the security interest granted herein shall automatically (and without further action by any party) terminate and such Portfolio Investments shall be sold free and clear of the lien of the Collateral Agent; provided that the lien of the Collateral Agent shall attach to the proceeds of any such sale. Upon any such termination described in the preceding two sentences, the Collateral Agent will, at the Company's sole expense, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

ARTICLE IX
THE AGENTS

Section 9.01.     Appointment of Administrative Agent and Collateral Agent. Each of the Lenders hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent (each, an "Agent" and collectively, the "Agents") as its agent and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties at the direction of the Administrative Agent or the Required Lenders, as applicable.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

No Agent or the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby or that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Lenders, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent (except insofar as provided to it as Agent hereunder) or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it in the absence of its own gross negligence or willful misconduct or with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Lenders (or such other number or percentage of Lenders that shall be permitted herein to direct such action or forbearance). None of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be deemed to have knowledge or notice of any matter, including any Default, Event of Default, Market Value Event, Market Value Trigger Event or failure of the Borrowing Base Test unless and until a Responsible Officer has received written notice thereof from the Company, a Lender or the Administrative Agent. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document or electronic communication delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or any other Loan Document, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement, any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent, the Collateral Administrator or the Securities Intermediary, as applicable. None of the Collateral Agent, the Collateral Administrator, the Securities Intermediary or the Administrative Agent shall be required to risk or expend its own funds in connection with the performance of its obligations hereunder if it reasonably believes it will not receive reimbursement therefor hereunder.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, direction, opinion, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent or the Collateral Administrator shall receive conflicting instruction from the Administrative Agent and the Required Lenders, the instruction of the Required Lenders shall govern. Neither the Collateral Administrator nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein) to which it is not a party. The grant of any permissive right or power to the Collateral Agent hereunder shall not be construed to impose a duty to act.

It is expressly acknowledged and agreed that neither the Collateral Administrator nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, the Market Value of any Portfolio Investment, compliance with the Eligibility Criteria or the Concentration Limitations in any instance, to determine if the conditions of "Deliver" have been satisfied or otherwise to monitor or determine compliance by any other Person with the requirements of this Agreement.

Each of the Collateral Administrator, the Securities Intermediary and each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. None of the Collateral Administrator, the Securities Intermediary or any Agent shall be responsible for any misconduct or negligence on the part of any sub-agent or attorney appointed by such Person with due care. Each of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates and the respective directors, officers, employees, agents and advisors of such Person and its Affiliates (the "Related Parties") for such Agent. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent, the Securities Intermediary and the Administrative Agent may resign at any time upon 30 days' (or such shorter period as the Company may agree) notice to each other agent, the Lenders, the Portfolio Manager, the Securities Intermediary and the Company. Upon any such resignation, the Required Lenders (with, so long as no Event of Default has occurred and is continuing or no Market Value Event has occurred, the consent of the Company and the Portfolio Manager) shall have the right to appoint a successor; provided, however, that any such successor receiving payment from the Company shall be a "U.S. person" and a "financial institution" within the meaning of Treasury Regulations Section 1.1441-1. If no successor shall have been so appointed by the Required Lenders, consented to by the Company and the Portfolio Manager (if applicable) and accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Collateral Agent, Securities Intermediary or Administrative Agent, as applicable, gives notice of its resignation, then the Administrative Agent may, on behalf of the Lenders and without the consent of the Company or the Portfolio Manager, appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution; provided, however, that any such successor receiving payment from the Company shall be a "U.S. person" and a "financial institution" within the meaning of Treasury Regulations Section 1.1441-1. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the retiring Agent, Collateral Administrator or Securities Intermediary gives notice of its resignation, such Agent, Collateral Administrator or Securities Intermediary may petition a court of competent jurisdiction for the appointment of a successor; provided, however, that any such successor receiving payment from the Company shall be a "U.S. person" and a "financial institution" within the meaning of Treasury Regulations Section 1.1441-1. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder (and, if applicable, under the Account Control Agreement) by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, hereunder and under the Account Control Agreement, and the retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, shall be discharged from its duties and obligations hereunder and under the Account Control Agreement. After the retiring Agent's, Collateral Administrator's or Securities Intermediary's, as applicable, resignation hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such retiring Agent, Collateral Administrator or Securities Intermediary, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor as provided in this paragraph, each of the Collateral Administrator, the Collateral Agent and the Securities Intermediary may be removed at any time with 30 days' (or such shorter period as the Administrative Agent may agree in its sole discretion) notice by the Company (with the written consent of the Administrative Agent), with notice to the Collateral Administrator, the Collateral Agent, the Securities Intermediary, the Lenders and the Portfolio Manager (which removal of the Collateral Agent or the Securities Intermediary will also be effective as removal under the Account Control Agreement). Upon any such removal, the Company shall have the right (with the written consent of the Administrative Agent) to appoint a successor to the Collateral Agent, the Collateral Administrator and/or the Securities Intermediary, as applicable. If no successor to any such Person shall have been so appointed by the Company and shall have accepted such appointment within thirty (30) days after such notice of removal, then the Administrative Agent may appoint a successor which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. If no successor shall have been so appointed and shall have accepted such appointment within sixty (60) days after the retiring Agent, Collateral Administrator or Securities Intermediary gives notice of its resignation, such Agent, Collateral Administrator or Securities Intermediary may petition a court of competent jurisdiction for the appointment of a successor. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the removed Collateral Agent, Collateral Administrator and/or Securities Intermediary hereunder and under the Account Control Agreement, and the removed Collateral Agent, Collateral Administrator and/or Securities Intermediary shall be discharged from its duties and obligations hereunder (and, if applicable, under the Account Control Agreement). After the removed Collateral Agent's, Collateral Administrator's and/or Securities Intermediary's removal hereunder, the provisions of this Article and Sections 5.03 and 10.04 shall continue in effect for the benefit of such removed Collateral Agent, Collateral Administrator and/or Securities Intermediary, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary or Collateral Agent, as the case may be.

Upon the request of the Company or the Administrative Agent or the successor Agent, Collateral Administrator or Securities Intermediary, any such retiring or removed Agent, Collateral Administrator or Securities Intermediary shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor party all the rights, powers and trusts of the retiring or removed Agent, Collateral Administrator or Securities Intermediary, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed Agent, Collateral Administrator or Securities Intermediary hereunder (and under the Account Control Agreement, if applicable). Upon request of any such successor, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor agent all such rights, powers and trusts.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any corporation into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any corporation succeeding to the business of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be the successor of the Collateral Agent, the Securities Intermediary or the Collateral Administrator hereunder (and, if applicable, under the Account Control Agreement) without the execution or filing of any paper with any Person or any further act on the part of any Person.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent or the Collateral Administrator, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent or the Collateral Administrator was grossly negligent in ascertaining the pertinent facts.

Each Agent and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or electronic communication or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

In the absence of gross negligence, willful misconduct or bad faith on the part of the Agents, the Agents may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document or electronic communication furnished to the Agents, reasonably believed by the Agents to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement but, in the case of a request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Agents, the Agents shall be under a duty to examine the same in accordance with the requirements of this Agreement to determine that it conforms to the form required by such provision.

No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, riots and acts of war. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

The rights, protections and immunities given to the Collateral Agent in this Section 9.01 and 9.02 shall likewise be available and applicable in all respects to the Securities Intermediary and the Collateral Administrator.

Section 9.02.     Additional Provisions Relating to the Collateral Agent and the Collateral Administrator

(a)            Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Lenders) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that in each case the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction if it reasonably believes that the same (1) is contrary to Applicable Law or (2) is reasonably likely to subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Lenders, as the case may be, issuing such instruction make provision reasonably satisfactory to the Collateral Agent for payment of same (which provision may be payment of such cost or expense by the Company in accordance with the Priority of Payments if such arrangement is reasonably satisfactory to the Collateral Agent). With respect to other actions which are incidental to the actions specifically delegated to the Collateral Agent hereunder, the Collateral Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the written direction of the Administrative Agent.

If, in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action the Collateral Agent shall request written instructions from the Administrative Agent as to the course of action desired by it. The Collateral Agent shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take action inconsistent with such instructions. The Collateral Agent shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice.

(b)            Custody and Preservation. The Collateral Agent is required to hold in custody and preserve any of the Collateral in its possession pursuant to the terms of this Agreement and the standard of care set forth herein, provided that the Collateral Agent shall be deemed to have complied with the terms of this Agreement with respect to the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests (or, following the occurrence of a Market Value Event or following the occurrence and during the continuance of an Event of Default, as the Administrative Agent reasonably requests), but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to comply with the terms of this Agreement. The Collateral Agent will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c)            Collateral Agent Not Liable. Except to the extent arising from the gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent, the Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent's failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral.

(d)            Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Lenders, the Collateral Agent may execute any documents or instruments necessary to release any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Lenders have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Lenders (but not any Lender in its individual capacity unless the Required Lenders shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the purchaser at such sale.

(e)            Collateral Agent, Securities Intermediary and Collateral Administrator Fees and Expenses. The Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Portfolio Manager, may agree in writing, subject to the Priority of Payments. The Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including attorney's fees, in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments.

(f)            Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g)            Reports by the Collateral Administrator. The Company hereby appoints U.S. Bank Trust Company, National Association as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent. The Company and the Portfolio Manager shall cooperate with the Collateral Administrator in connection with the preparation of the reports described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Portfolio Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall deliver a draft of each such report to the Portfolio Manager and the Portfolio Manager shall have an opportunity to review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Portfolio Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h)            Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent's or Collateral Administrator's, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

ARTICLE X
MISCELLANEOUS

Section 10.01.     Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement or any other Loan Document, no recourse under any obligation, covenant or agreement of the Company or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely an obligation of the Company and (with respect to the express obligations of the Portfolio Manager under the Loan Documents) the Portfolio Manager and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Company or the Portfolio Manager contained in this Agreement or any other Loan Document, or implied therefrom, and that any and all personal liability for breaches by the Company or the Portfolio Manager of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 10.02.     Notices. All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system of .pdf or other similar files) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when (a) transmitted by facsimile, (b) personally delivered, (c) in the case of a mailed notice, upon receipt, or (d) in the case of notices and communications transmitted by electronic mail or any other electronic messaging system, upon delivery, in each case given or addressed as aforesaid.

Section 10.03.     No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 10.04.     Expenses; Indemnity; Damage Waiver; Right of Setoff.

(a)            The Company shall pay (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their Related Parties, including the fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator and the Securities Intermediary in connection with the preparation and administration of this Agreement, the Account Control Agreement or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders, including the fees, charges and disbursements of outside counsel for each Agent, the Collateral Administrator, the Securities Intermediary and such other local counsel as required for all of them, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement and the Account Control Agreement, including their rights under this Section, or in connection with the Advances provided by them hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

(b)            The Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and their Related Parties (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of outside counsel for each Indemnitee and such other local counsel as required for any Indemnitees, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations or the exercise or enforcement of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby, (2) any Advance or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee and its Related Parties or (y) the material noncompliance by the Administrative Agent or Lenders of their respective obligations under this Agreement (it being understood that this clause (y) shall not be applicable to an Indemnitee that is not a Related Party of the Administrative Agent or Lender in material noncompliance). This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Payments under this Section 10.04(b) to the Administrative Agent, the Lenders or their Related Parties shall be made by the Company to the Administrative Agent for the account of the applicable recipient.

(c)            To the extent permitted by Applicable Law, neither the Company nor any Indemnitee shall assert, and each hereby waives, any claim against the Company or any Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement, instrument or transaction contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided, that nothing contained in this sentence shall limit the Company's indemnification obligations hereunder to the extent that such damages are included in a third party claim in connection with which an Indemnitee is entitled to indemnification hereunder.

(d)            If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this clause (d) are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

(e)            This Section 10.04 shall survive the termination of this Agreement, the repayment of all amounts owing to the Secured Parties hereunder and, if applicable, the earlier resignation or removal of any Indemnitee.

Section 10.05.     Amendments. ~~Subject to Section 3.01(h)(ii), n~~No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Agents, the Collateral Administrator, the Securities Intermediary, the Required Lenders, the Company and the Portfolio Manager; provided, however, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event and which would not result in an increase or decrease in the rights, duties or liabilities of the Portfolio Manager or the Company shall not be required to be executed by the Portfolio Manager or the Company; provided further that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 3 or Schedule 4 in its sole discretion; provided further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby.

Section 10.06.     Successors; Assignments.

(a)            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Portfolio Manager, the Administrative Agent and each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and the Portfolio Manager may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)            Subject to the conditions set forth below, any Lender may assign to any other Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent and, unless an Event of Default has occurred and is continuing or a Market Value Event shall have occurred, if such assignee is an Ineligible Person, the Portfolio Manager; provided that no consent of the Administrative Agent or the Portfolio Manager shall be required for an assignment of any Financing Commitment to an assignee that is a Lender (or any Affiliate thereof) immediately prior to giving effect to such assignment.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; and (B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance acceptable to the Administrative Agent.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Sections 5.03 and 10.04).

The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Lender and the Portfolio Manager, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c)            Any Lender may sell participations to one or more banks or other entities (a "Lender Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances owing to it); provided that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (4) the sale to a Lender Participant is recorded in the Participant Register. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Lender Participant, agree to any Material Amendment that affects such Lender Participant.

(d)            Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Lender Participant and the principal amounts (and stated interest) of each Lender Participant's interest in the Advances or other obligations under this Agreement (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Lender Participant or any information relating to a Lender Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or is otherwise required thereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Lender Participant shall be entitled through the Lender granting such participation (and, for the avoidance of doubt, shall have no direct rights against the Company) to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the Lender that sells the participation)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Lender Participant (A) agrees to be subject to the provisions of Section 3.01(f) relating to replacement of Lenders as if it were an assignee under paragraph (b) of this Section 10.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than the Lender that sells the participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Lender Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company's request and expense, to use reasonable efforts to cooperate with the Company to effectuate the replacement of Lenders provisions set forth in Section 3.01(f) with respect to any Lender Participant.

Section 10.07.     Governing Law; Submission to Jurisdiction; Etc.

(a)            Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b)            Submission to Jurisdiction. Any suit, action or proceedings relating to this Agreement (collectively, "Proceedings") shall be tried and litigated in the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City. With respect to any Proceedings, each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings to enforce any judgment against any such party arising out of or relating to this Agreement in the courts of any place where such party or any of its assets may be found or located, nor will the bringing of such Proceedings in any one or more jurisdictions preclude the bringing of such Proceedings in any other jurisdiction.

(c)            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.08.     Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.08 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.09.     PATRIOT Act. Each Lender and Agent that is subject to the requirements of the PATRIOT Act hereby notifies the Company that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender or Agent to identify the Company in accordance with the PATRIOT Act.

Section 10.10.     Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, "Signature Law"), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 10.11.     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 10.12.     Confidentiality.

Each Agent and each Lender agrees to maintain the confidentiality of the Information for a period of two (2) years after receipt thereof (or, with respect to Information relating to or provided by an obligor in respect of a Portfolio Investment, for a period commencing upon receipt thereof and ending on the date on which the confidentiality obligations of the Company with respect to such obligor terminate), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, any sale of Portfolio Investments by or at the direction of the Administrative Agent pursuant to Section 1.04 hereof or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (x) any assignee of or Participant in (to the extent such Person is permitted to become an assignee or Participant hereunder), or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.12 by the delivering party or its Affiliates or (y) becomes available to any Agent or Lender on a nonconfidential basis from a source other than the Company. Each party's obligations under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document. Any Person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 10.13.     Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(1)            a reduction in full or in part or cancellation of any such liability;

(2)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

As used herein:

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"EEA Financial Institution" means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

~~BDCA~~ FBLC 57TH STREET FUNDING, LLC, as Company

By:
Name:
Title:

~~BUSINESS DEVELOPMENT~~FRANKLIN BSP LENDING CORPORATION ~~OF AMERICA~~, as Portfolio Manager

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Administrator

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By
Name: James Greenfield
Title: Executive Director

The Lenders

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By
Name: James Greenfield
Title: Executive Director

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes	After the First Commitment Increase Date: U.S.$400,000,000. After any additional Commitment Increase Date, if any, U.S.$400,000,000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$200,000,000 in aggregate Financing Limit after giving effect to all such Commitment Increase Requests
2.	Lenders	Financing Commitment

	JPMorgan Chase Bank, National Association	After the First Commitment Increase Date: U.S.$400,000,000. After any additional Commitment Increase Date, if any, U.S.$400,000,000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.$200,000,000 in aggregate Financing Commitment after giving effect to all such Commitment Increase Requests, in each case, as reduced from time to time pursuant to Section 4.07

3.	Scheduled Termination Date:	August 28, ~~2023~~ 2024 (or, upon exercise of the Extension Option, August 28, ~~2024~~2025)

4.	Interest Rates

Applicable Margin for Advances:

With respect to interest based on the ~~LIBO~~ Term SOFR Rate, ~~2.75~~3.00% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Base Rate, ~~2.75~~3.00% per annum (subject to increase in accordance with Section 3.01(b)).

5.	Account Numbers

	Custodial Account:	198913-700
	Interest Collection Account:	198913-201
	Principal Collection Account:	198913-202
	MV Cure Account:	198913-701
	Unfunded Exposure Account:	198913-205

6.	Market Value Trigger:	70.0%

7.	Market Value Cure Level:	60.0%

8.	Purchases of Restricted Securities

Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute, at the time of initial purchase, a Restricted Security. As used herein, "Restricted Security" means any security that forms part of a new issue of publicly issued securities (a) with respect to which an Affiliate of any Lender that is a "broker" or a "dealer", within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within 30 days of the proposed purchase by the Company and (b) which the Company proposes to purchase from any such Affiliate of any Lender.

Addresses for Notices
The Company:	~~BDCA~~ FBLC 57TH Street Funding, LLC c/o Benefit Street Partners L.L.C. 9 West 57th Street, Suite 4920 New York, NY 10019	Attn: Michael Frick Telephone: (212) 588-6770 Email: m.frick@benefitstreetpartners.com

The Portfolio Manager:	~~Business Development~~Franklin BSP Lending Corporation ~~of America~~ c/o Benefit Street Partners L.L.C. 9 West 57th Street, Suite 4920 New York, NY 10019	Attn: Michael Frick Telephone: (212) 588-6770 Email: m.frick@benefitstreetpartners.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: ~~Ryan Hanks~~Nicholas Rapak Telephone: (302) ~~634~~634-~~2030~~4663

with a copy to

	JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: ~~Louis Cerrotta~~James Greenfield Telephone: 212-~~622~~834-~~7092~~9340 Email: ~~louis.cerrotta~~james.r.greenfield@jpmorgan.com With a copy to: de_custom_business@jpmorgan.com ~~and brian.m.larocca~~

The Collateral Agent:	U.S. Bank Trust Company, National Association One Federal Street, 3rd Floor Boston, Massachusetts, 02110	Attention: Global Corporate Trust – ~~BDCA~~ FBLC 57TH Street Funding LLC Email: BDCABostonCustody@usbank.com, with a copy to Stanley.Wong@usbank.com

The Securities Intermediary:	U.S. Bank National Association One Federal Street, 3rd Floor Boston, Massachusetts, 02110	Attention: Global Corporate Trust – ~~BDCA~~ FBLC 57TH Street Funding LLC Email: BDCABostonCustody@usbank.com, with a copy to Stanley.Wong@usbank.com

The Collateral Administrator:	U.S. Bank Trust Company, National Association One Federal Street, 3rd Floor Boston, Massachusetts, 02110	Attention: Global Corporate Trust – ~~BDCA~~ FBLC 57TH Street Funding LLC Email: BDCABostonCustody@usbank.com, with a copy to Stanley.Wong@usbank.com

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: ~~Robert Nichols~~ Nicholas Rapak ~~Facsimile~~Telephone: (302) 634-~~1092~~4663

	with a copy to: JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179	Attention: ~~Louis Cerrotta~~James Greenfield Telephone: 212-~~622~~834-~~7092~~9034

Each other Lender:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent.

SCHEDULE 2

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Attention: ~~Ryan Hanks~~Nicholas Rapak
Email: de_custom_business@jpmorgan.com
        ~~brian.m.larocca@jpmorgan.com~~

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: ~~Michael Grogan~~Christopher Cestaro

Email:     NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: ~~Ryan Hanks~~Nicholas Rapak

cc:

U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral Administrator

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – ~~BDCA~~ FBLC 57TH Street Funding LLC

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of April 12, 2021 (as amended, the "Agreement"), among ~~BDCA~~ FBLC 57TH Street Funding LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), ~~Business Development~~Franklin BSP Lending Corporation ~~of America~~, as portfolio manager (the "Portfolio Manager"), the lenders party thereto and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Portfolio Manager hereby [requests approval for the Company to acquire][notifies the Administrative Agent of the Company's intention to acquire] the following Portfolio Investment(s):1

Fund
Issuer / Obligor
Jurisdiction
Identifier (LoanX; CUSIP)
Requested Notional Amount
Asset Class
Current Pay (Y/N)
Syndication Type
Lien
Tranche Size
Price
Spread / Coupon
Base Rate
~~LIBOR~~ Reference Rate Floor
Maturity
Moody's Industry Classification
LTM EBITDA (In Millions)
LTM Capital Expenditures (in Millions)
Leverage Through Tranche (Net)
Interest Coverage
Financial Covenants
Security Identifier
Security Description
Quantity

1 Company to complete as applicable.

To the extent available, we have included herewith (1) the material underlying instruments (including , in the case of a Loan, the final credit agreement and collateral and security documents) relating to each such Portfolio Investment, (2) an audited financial statement for the previous most recently ended three years of the obligor of each such Portfolio Investment, (3) quarterly statements for the previous most recently ended eight fiscal quarters of the obligor of each such Portfolio Investment, (4) any appraisal or valuation reports conducted by third parties in connection with the proposed investment by the Company, (5) applicable "proof of existence" details (if requested by the Administrative Agent), and (6) investment committee memo. The Portfolio Manager acknowledges that it will provide such other information from time to time reasonably requested by the Administrative Agent.

We hereby certify that all conditions to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement are satisfied.

Very truly yours,

Benefit Street Partners L.L.C.,
as Portfolio Manager

By
Name:
Title:

SCHEDULE 3

Eligibility Criteria

1.	Such obligation is a Senior Secured Loan, a Second Lien Loan or a corporate debt security and is not a Mezzanine Obligation, a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest (other than Initial Portfolio Investments), a Revolving Loan or a letter of credit or an interest therein.

2.	Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan.

3.	Such obligation is (i) eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent and (ii) able to be sold by the Administrative Agent, the Collateral Agent or their respective designees, including following the occurrence of an Event of Default or Market Value Event and, to the extent there is an express prohibition (other than customary transfer restrictions) on the pledging or transfer of such obligation, a consent from the applicable general partner, managing member, board of directors or any similar governing body of the obligor of the Portfolio Investment authorizing and consenting to the pledge or transfer of such obligation shall have been obtained.

4.	Such obligation is denominated and payable in U.S. dollars and purchased at a price that is at least 80% of the par amount of such obligation.

5.	Such obligation is issued by a company organized in an Eligible Jurisdiction.

6.	It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related obligor is required to make "gross-up" payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7.	Such obligation is not subject to an event of default (as defined in the underlying instruments for such obligation) in accordance with its terms (including the terms of its underlying instruments after giving effect to any grace and/or cure period set forth in the related loan agreement or other primary underlying instruments, but not to exceed five (5) days) and no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement or other primary underlying instruments (after giving effect to any grace and/or cure period set forth in the related loan agreement or other primary underlying instruments, but not to exceed five (5) days) (a "Defaulted Obligation").

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment.

9.	It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.

11.	Such obligation provides for periodic payments of interest thereon in cash at least semi-annually.

12.	Such obligation will not cause the Company or the pool of Collateral to be required to register as an investment company under the Investment Company Act of 1940, as amended.

13.	The Portfolio Investment has been, or substantially concurrently with the acquisition thereof will be, Delivered to the Collateral Agent.

14.	In the case of a Portfolio Investment that is a Loan, (i) to the knowledge of the Company and the Portfolio Manager after reasonable inquiry, the Administrative Agent is an "eligible Assignee" (as such term, or comparable term, is defined in the documents evidencing such Portfolio Investment) and such Portfolio Investment is otherwise permitted to be entered into by, sold or assigned to the Administrative Agent and (ii) the Company has delivered to the Collateral Agent to hold in custody in accordance with this Agreement (to be provided to the Administrative Agent upon written request (including via email) following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event) an assignment agreement duly executed by the administrative agent (as required to effect an assignment pursuant to such Underlying Instruments) in respect of such Portfolio Investment, naming the Administrative Agent as assignee; provided that the preceding clause (ii) shall be applicable with respect to each Portfolio Investment only if the Company or the Portfolio Manager (or in each case, an affiliate thereof) acts as the administrative agent in respect of such Portfolio Investment; provided further that with respect of each such Initial Portfolio Investment the Company shall have delivered any documents required under the preceding clause (ii) by October 12, 2020.

15.	Following the relevant Trade Date, such Portfolio Investment has not been amended to (a) reduce the principal amount of such Portfolio Investment, (b) postpone the maturity date or any scheduled prepayment date in respect of such Portfolio Investment, (c) alter the pro rata allocation or sharing of payments or distributions required by any related underlying instruments in a manner adverse to the Company, (d) release any material guarantor of such Portfolio Investment from its obligations, or (e) terminate or release any lien on a material portion of the collateral securing such Portfolio Investment, in each case without the prior written consent of the Administrative Agent (at the direction of the Required Lenders); provided that this clause 15 shall not be applicable for purposes of Section 1.03 of the Agreement.

The following capitalized terms used in this Schedule 3 shall have the meanings set forth below:

"Eligible Jurisdictions" means the United States and any State therein, Canada, the United Kingdom, the Netherlands, France and Luxembourg.

"Letter of Credit" means a facility whereby (i) a fronting bank ("LOC Agent Bank") issues or will issue a letter of credit ("LC") for or on behalf of a borrower pursuant to an underlying instrument, (ii) if the LC is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the LC to the lender/participant.

"Structured Finance Obligation" means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

"Synthetic Security" means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Zero-Coupon Security" means any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding or (b) pays interest only at its stated maturity.

SCHEDULE 4

Concentration Limitations

The "Concentration Limitations" shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.	Portfolio Investments issued by a single obligor and its affiliates may not exceed an aggregate principal balance equal to 4% of the Collateral Principal Amount; provided that Portfolio Investments which are Senior Secured Loans issued by three (3) obligors and their respective affiliates may each constitute up to an aggregate principal balance equal to 6% of the Collateral Principal Amount.

2.	Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are Second Lien Loans or a corporate debt security.

3.	Not less than 80% of the Collateral Principal Amount may consist of Senior Secured Loans and cash and Cash Equivalents on deposit in the Principal Collection Account as Principal Proceeds.

4.	Not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Moody's Industry Classification; provided that Portfolio Investments that are issued by obligors that belong to one Moody's Industry Classification may constitute up to 30% of the Collateral Principal Amount. As used herein, "Moody's Industry Classifications" means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Portfolio Manager (with the consent of the Administrative Agent) if Moody's publishes revised industry classifications.

5.	The Unfunded Exposure Amount shall not exceed 5% of the Collateral Principal Amount.

SCHEDULE 5

Initial Portfolio Investments

Security Code	Issuer Group	Instrument	Notional (USD)
FLORIDAFP_TL	Florida Food Products, Inc	TL	22,002,105.00
GCSERVICES_TL	GC Services	TL	21,623,996.91
LX180854	AccentCare	2nd Lien	17,795,000.00
Pivot_TL	PT Network LLC	TL	16,909,495.76
LX177987	Western Dental	TLB	16,843,434.34
LX168517	Playcore	2nd Lien	16,134,000.00
PSKW_TL20	PSKW Intermediate	TL	14,962,500.00
PLANETGROUP_TL	The Planet Group	TL	14,866,295.00
IDEALTRI_TL	Ideal Tridon	TL	14,201,466.49
CCW_TL	CCW, LLC	TL	13,362,500.00
LX166517	Mood Media Corp	TL	13,234,339.13
LX186049	Kissner Milling Co Ltd	TLB	12,487,500.00
StAugust_TL	St Augustine	TL	11,941,343.75
LX149988	Abaco Systems	TL	11,546,940.74
LX153144	Northstar Travel	TL	11,297,590.36
MSC_TL	Material Sciences Corp	TL	10,991,112.73
LX179874	PlayPower	TL	10,867,741.98
LX172015	Carlisle Foods	2nd Lien	10,719,000.00
LX174890	Spring Education	2nd Lien	10,122,000.00
Tillamook_TL	Tillamook Country Smoker	TL	9,936,680.00
LX181212	Reddy Ice Corp	TL	9,720,810.00
Mobility_TL	MobilityWorks	TL	9,602,896.90
LX157025	Drive DeVilbiss	TL	9,520,484.41
Midwest_TL20	Midwest Can	TL	8,797,635.00
REDRIVER_TL	Red River Technology	TL	8,550,040.00
Questex_TL	Questex	TL	7,953,828.75
MuthMirror_TL	Muth Mirror Systems, LLC	TL	7,809,130.00
LX169351	American Beacon Advisors	2nd Lien	7,758,000.00
LX164257	Hyland Software	2nd Lien	6,903,963.15
CORFIN_TL20	Corfin Industries	TL	6,133,128.75
LX188238	Internap Corp	TL (Second Out)	5,853,914.56
Miller_TL	Miller Environmental Group	TL	5,760,581.25
Miller_TL19	Miller Environmental Group	TL	5,268,027.50
Lionbridge_TL20	Lionbridge Technologies, Inc.	TL	5,146,140.00
K2_TL	K2 Intelligence	TL	5,125,663.11
LX182650	Aldevron	TLB	4,673,287.50
LX182636	CoAdvantage	TL	4,672,193.75
Coldspring_TL20	Cold Spring Brewing Company	TLB	4,386,767.67
LX173943	Vertex Aerospace	TLB	4,340,910.00
LX181313	AMC Situs	TLB	4,221,855.00
LX181928	Kaman Distribution Corp	TL	3,890,360.00
ASC_TL	American Safety Council	TL	3,507,500.00
LX182113	Shields Health Solutions	TLB	3,463,825.00
LX179713	Arch Global Precision LLC	TL	3,277,644.91
Magnitude_TL	Magnitude Software	TL	3,051,675.00
LX186193	Aptos	TLB	2,875,692.50
LX175307	Veritext	TL	2,474,825.38
Olaplex_TL	Olaplex	TL	2,450,250.00
LX145294	National Technical Systems, Inc	TL	2,238,166.94
ICR_TL	ICR, LLC	TL	2,232,636.15
LX165895	Cirque Du Soleil	TL	1,989,795.92
LX175997	Kymera International	TLB	1,881,564.11
LX174558	Mitel Networks	2nd Lien	1,500,000.00
Miller_DDTL19	Miller Environmental Group	DDTL	565,500.00
Childrens_TL	Children's Dental	TL	531,044.52
IDEALTRI_TL19	Ideal Tridon	TL	416,295.00
Labrie_TL	Labrie Environmental Group	TL	22,866,000.00

SCHEDULE 6

Moody's Industry Classifications
Industry Code	Description
1	Aerospace & Defense
2	Automotive
3	Banking, Finance, Insurance & Real Estate
4	Beverage, Food & Tobacco
5	Capital Equipment
6	Chemicals, Plastics & Rubber
7	Construction & Building
8	Consumer goods: Durable
9	Consumer goods: Non-durable
10	Containers, Packaging & Glass
11	Energy: Electricity
12	Energy: Oil & Gas
13	Environmental Industries
14	Forest Products & Paper
15	Healthcare & Pharmaceuticals
16	High Tech Industries
17	Hotel, Gaming & Leisure
18	Media: Advertising, Printing & Publishing
19	Media: Broadcasting & Subscription
20	Media: Diversified & Production
21	Metals & Mining
22	Retail
23	Services: Business
24	Services: Consumer
25	Sovereign & Public Finance
26	Telecommunications
27	Transportation: Cargo
28	Transportation: Consumer
29	Utilities: Electric
30	Utilities: Oil & Gas
31	Utilities: Water
32	Wholesale

SCHEDULE 7

Ineligible Persons

None

EXHIBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,
as Administrative Agent
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Attention: ~~Ryan Hanks~~Nicholas Rapak

JPMorgan Chase Bank, National Association,
as Administrative Agent
383 Madison Avenue
New York, New York 10179
Attention: ~~Louis Cerrotta~~James Greenfield
Email:     ~~louis.cerrotta@jpmorgan.com~~ james.r.greenfield@jpmorgan.com

               de_custom_business@jpmorgan.com

                brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,
as Lender
c/o JPMorgan Services Inc.
500 Stanton Christiana Rd., 3rd Floor
Newark, Delaware 19713
Attention: ~~Robert Nichols~~Nicholas Rapak

cc:

U.S. Bank Trust Company, National Association, as Collateral Agent and Collateral Administrator

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – ~~BDCA~~ FBLC 57TH Street Funding LLC

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Loan and Security Agreement, dated as of April 12, 2021 (as amended, the "Agreement"), among ~~BDCA~~FBLC 57TH Street Funding LLC, as borrower (the "Company"), JPMorgan Chase Bank, National Association, as administrative agent (the "Administrative Agent"), ~~Business Development~~Franklin BSP Lending Corporation ~~of America~~, as portfolio manager (the "Portfolio Manager"), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1)            The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [____________].

(2)            The aggregate amount of the Advance requested hereby is U.S.$[___________]2

[2]	Note: The requested Advance shall be in an amount such that, after giving effect thereto and the related purchase of the applicable Portfolio Investment(s) (if any), the Borrowing Base Test is satis-fied.

(3)            The proposed purchases (if any) relating to this request are as follows:

Security	Par	Price	Purchase Interest (if any)

We hereby certify that all conditions [to the Purchase of such Portfolio Investment(s) set forth in Section 1.03 of the Agreement and] to an Advance set forth in Section 2.05 of the Agreement have been satisfied or waived as of the [related Trade Date (and shall be satisfied or waived as of the related Settlement Date) and] Advance date[, as applicable].

Very truly yours,

~~BDCA~~ FBLC 57TH Street Funding, LLC

By
Name:
Title: